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Exhibit 4.1

EXECUTION COPY

SENECA GAMING CORPORATION,
SENECA NIAGARA FALLS GAMING CORPORATION,
THE GUARANTORS named herein

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

INDENTURE

Dated as of May 5, 2004

7 1/4% Senior Notes Due 2012

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	N.A.
	(b)	7.8; 7.10; 12.2
	(b)(1)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.6
	(b)	12.3
	(c)	12.3
313	(a)	7.6
	(b)(1)	N.A.
	(b)(2)	7.6
	(c)	7.6; 12.2
	(d)	7.6
314	(a)	4.6; 4.18; 12.2
	(b)	N.A.
	(c)(1)	12.4
	(c)(2)	12.4
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.5
	(f)	N.A.
315	(a)	7.1(b)
	(b)	7.5; 12.2
	(c)	7.1(a)
	(d)	7.1(c)
	(e)	6.12
316	(a) (last sentence)	2.10
	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	N.A.
	(b)	6.8
	(c)	8.4
317	(a)(1)	6.9
	(a)(2)	6.10
	(b)	2.5; 7.12
318	(a)	12.1
	(b)	N.A.
	(c)	12.1

N.A. means Not Applicable

Note:
This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

v

EXHIBITS

        INDENTURE, dated as of May 5, 2004, among Seneca Gaming Corporation, a tribally chartered corporation formed by the Nation, as issuer (the "Company"), SNFGC (as hereinafter defined), the Guarantors (as hereinafter defined) and Wells Fargo Bank, National Association, a national banking association, as trustee (the "Trustee").

        Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

        SECTION 1.1    Definitions.

        "Acquired Indebtedness" means Indebtedness of a Person (1) assumed in connection with an Acquisition of such Person or (2) existing at the time such Person becomes a Restricted Subsidiary of the Company or is consolidated with or merged into the Company or any Restricted Subsidiary of the Company, whether or not such Indebtedness was Incurred in connection with, or in contemplation of, such transaction.

        "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

        "Acquisition" means (1) any capital contribution (by means of transfers of cash or other assets to others or payments for assets or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary of the Company to any other Person, or any acquisition or purchase of Capital Stock of any other Person by the Company or any Restricted Subsidiary of the Company, in either case pursuant to which such Person will become a Restricted Subsidiary of the Company or will be consolidated or amalgamated with or merged into the Company or any Restricted Subsidiary of the Company or (2) any acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

        "Additional Interest" has the meaning provided in the Registration Rights Agreement.

        "Additional Notes" means any notes issued by the Company in one or more series, from time to time, in compliance with Sections 2.19 and 4.10. Any Additional Notes subsequently issued under this Indenture will be treated as a single class with the Initial Notes for all purposes under this Indenture, including, without limitation, for purposes of waivers, amendments, redemptions, Change of Control Offers and Net Proceeds Offers.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Affiliate Transaction" has the meaning set forth under Section 4.13.

        "Agent" means any Registrar, Paying Agent, or agent for service or notices and demands.

        "Agent Members" has the meaning set forth under Section 2.16.

        "amend" means amend, modify, supplement, restate or amend and restate, including successively; and "amending" and "amended" have correlative meanings.

        "asset" means any asset or property, whether real, personal or other, tangible or intangible.

        "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger or consolidation or upon any condemnation, eminent domain or similar proceedings) to any Person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of:

          (1) any Capital Stock of any Subsidiary;

          (2) any assets of the Company or any Restricted Subsidiary of the Company which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary of the Company; or

          (3) any other assets (including without limitation intellectual property) or asset of the Company or any Restricted Subsidiary of the Company outside of the ordinary course of business.

          For the purposes of this definition, the term "Asset Sale" will not include:

            (A) any transaction consummated in compliance with Section 5.1 and the creation of and foreclosure on any Lien not prohibited by Section 4.15;

            (B) sales or other dispositions of property or equipment that, in the reasonable determination of the Company, has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary of the Company and dispositions of FF&E in the ordinary course of business pursuant to an established program for the maintenance and upgrading of such FF&E;

            (C) any Permitted Investment or any Restricted Payment not prohibited by Section 4.9;

            (D) any transaction or series of related transactions involving assets with a Fair Market Value not in excess of $5.0 million;

            (E) any operating lease or sublease;

            (F) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

            (G) the licensing or sublicensing of intellectual property or other general intangibles;

            (H) sales or other dispositions of Cash Equivalents, inventory, receivables and other current assets in the ordinary course of business; and

            (I) any transaction between or among the Company and/or one or more Restricted Subsidiaries.

        "Assignment Agreement" means the assignment and plan of distribution agreement to be entered into between the Company and the Nation in connection with the issuance of the Notes.

        "Bankruptcy Law" means Title 11 of the United States Code entitled "Bankruptcy" or any other law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. For the purposes of this definition, the term "Beneficially Own" shall have a correlative meaning.

        "Board of Directors" means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person, (iv) with respect to the Nation, the Tribal Council and (v) in any other case, the functional equivalent of the foregoing.

        "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person or a duly authorized committee thereof, as applicable.

        "Business Day" means a day that is not a Legal Holiday.

        "Capital Expenditures" means, for any period, all direct or indirect (by way of acquisition of securities of a Person or the expenditure of cash or the transfer of property or the Incurrence of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets determined in conformity with GAAP.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a lease that would at such time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

        "Capital Stock" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Capital Stock and any right or interest which is classified as equity in accordance with GAAP and any ownership interest created or granted as a matter of law.

        "Cash Equivalents" means

          (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (2) marketable direct obligations issued by any state of the United States of America or by the District of Columbia maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or a rating of at least P-1 from Moody's;

          (4) investments in time deposit accounts, term deposit accounts, money market deposit accounts, certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million;

          (5) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

          (6) investments in money market funds which invest substantially all their assets in securities of the types described in any of clauses (1) through (5) above.

        "CEDEL" has the meaning set forth in Section 2.16(a).

        "Change of Control" means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company):

          (1) the Company ceases to be an entity wholly-owned, directly or indirectly, by the Nation;

          (2) the Company or its Restricted Subsidiaries cease to have the exclusive legal right to operate the Venues in accordance with the Company Ordinance (other than pursuant to a consulting or management agreement permitted under the Indenture);

          (3) the Company sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its assets to, or consolidates or merges with or into, any other Person, other than any such transaction where immediately thereafter the surviving Person is a (direct or indirect) unit, instrumentality, enterprise or subdivision controlled solely by the government of the Nation or an entity wholly-owned, directly or indirectly, by the Nation; or

          (4) the adoption of a plan relating to the liquidation or dissolution of the Company unless such plan provides for the assets of the Company to be transferred to a Wholly Owned Restricted Subsidiary that is a Guarantor.

        "Change of Control Date" has the meaning set forth under Section 4.8.

        "Change of Control Offer" has the meaning set forth under Section 4.8.

        "Change of Control Purchase Date" has the meaning set forth under Section 4.8.

        "Change of Control Purchase Price" has the meaning set forth under Section 4.8.

        "Compact" means the Nation-State Compact between the Nation and the State of New York pursuant to IGRA, concerning which approval by the Secretary of Interior was published in the Federal Register on December 9, 2002, as the same may from time to time be amended, or such other compact between such parties as may be substituted therefor.

        "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article V of this Indenture and thereafter means the successor.

        "Company Ordinance" means the charter of the Company adopted by the Nation pursuant to resolutions creating the Company.

        "Company Request" means any written request signed in the name of the Company by the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Company and attested to by the Secretary or any Assistant Secretary of the Company.

        "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the latest four-quarter period for which financial statements are available ending prior to the date of such determination (the "Four-Quarter Period") to (ii) Consolidated Interest Expense for such Four-Quarter Period; provided, however, that:

          (1) if the Company or any Restricted Subsidiary of the Company has Incurred any Indebtedness or issued any Disqualified Capital Stock since the beginning of such Four-Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves an Incurrence of Indebtedness or an issuance of Disqualified Capital Stock, Consolidated EBITDA and Consolidated Interest Expense for such Four-Quarter Period will be calculated after giving effect on a pro forma basis to such Indebtedness or such Disqualified Capital Stock as if such Indebtedness or such Disqualified Capital Stock had been Incurred on the first day of such Four-Quarter Period;

          (2) if the Company or any Restricted Subsidiary of the Company has repaid, repurchased, defeased, retired or otherwise discharged (a "Discharge") any Indebtedness or Disqualified Capital Stock since the beginning of such Four-Quarter Period that no longer remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness or Disqualified Capital Stock, then Consolidated EBITDA and Consolidated Interest Expense for such Four-Quarter Period will be calculated after giving effect on a pro forma basis to such Discharge of Indebtedness or Disqualified Capital Stock, including with the proceeds of any new Indebtedness, as if such

  Discharge (and Incurrence of new Indebtedness or Disqualified Capital Stock, if any) had occurred on the first day of such Four-Quarter Period;

          (3) if since the beginning of such Four-Quarter Period the Company or any Restricted Subsidiary of the Company will have disposed of any business or operations or any material asset (a "Disposition"), then Consolidated EBITDA for such Four-Quarter Period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the business, operations or assets that are the subject of such Disposition for such Four-Quarter Period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four-Quarter Period, and Consolidated Interest Expense for such Four-Quarter Period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary of the Company repaid, repurchased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such asset sale for such Four-Quarter Period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such Four-Quarter Period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (4) if since the beginning of such Four-Quarter Period the Company or any Restricted Subsidiary of the Company (by merger or otherwise) will have made an Investment in any Restricted Subsidiary of the Company (or any Person that becomes a Restricted Subsidiary of the Company) or an Acquisition, including any Acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, then Consolidated EBITDA and Consolidated Interest Expense for such Four-Quarter Period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such Four-Quarter Period;

          (5) if since the beginning of such Four-Quarter Period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such Four-Quarter Period) will have made any Disposition or any Investment or Acquisition that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary of the Company during such Four-Quarter Period, then Consolidated EBITDA and Consolidated Interest Expense for such Four-Quarter Period will be calculated after giving pro forma effect thereto as if such Disposition, Investment or Acquisition occurred on, with respect to any Investment or Acquisition, the first day of such Four-Quarter Period and, with respect to any Disposition, the first day of such Four-Quarter Period; and

          (6) notwithstanding the foregoing, interest expense on any Indebtedness under a revolving credit facility the outstanding principal balance of which is required to be computed on a pro forma basis in accordance with the foregoing shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided, that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under such revolving credit facility during the applicable period, to the extent such repayment permanently reduced the commitments or amounts available to be borrowed under such facility.

        For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations will be determined in accordance with Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement under which Hedging Obligations relating to interest are outstanding applicable to such Indebtedness if such agreement under which such Hedging Obligations are outstanding has a remaining term as at the date of determination equal to or in excess of 12 months; but if the remaining term of such Hedging Obligation is less than 12 months, then such Hedging Obligation shall only be taken into account for that portion of the period equal to the remaining term thereof).

        "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, (A) plus the following, to the extent deducted in calculating such Consolidated Net Income:

          (1) Consolidated Income Tax Expense for such period;

          (2) Consolidated Interest Expense for such period;

          (3) depreciation expense for such period;

          (4) amortization expense for such period;

          (5) pre-opening expenses for such period (provided that the aggregate amount of pre-opening expenses added back shall not exceed $25.0 million); and

          (6) all other non-cash items reducing Consolidated Net Income for such period (other than any non-cash item requiring an accrual or a reserve for cash disbursements in any future period);

minus

(B) all non-cash items increasing Consolidated Net Income for such period (other than the accrual of revenue in the ordinary course of business and any non-cash item representing a reduction of a liability to be paid in the future to the extent such liability previously reduced Consolidated Net Income in such period).

        Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated EBITDA of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by that Restricted Subsidiary without prior governmental approval (or if any required prior governmental approval has been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its equity holders.

        "Consolidated Income Tax Expense" means, with respect to any Person for any period, the provision for taxes based on the income or profits of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

          (1) the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) the net cost under Hedging Obligations relating to interest (including any amortizations of discounts, but excluding any mark-to-market adjustments), (b) the interest portion of any deferred payment obligation, (c) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (d) all capitalized interest and all accrued interest and (e) the accretion of any original issue discount on any Indebtedness;

          (2) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP;

          (3) the product of (x) the amount of dividends and distributions paid or accrued in respect of Disqualified Capital Stock of such Person or Preferred Capital Stock of any of its Restricted Subsidiaries (other than dividends or distributions consisting solely of Qualified Capital Stock) during such period as determined on a consolidated basis in accordance with GAAP and (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, provincial, state and local tax rate of such Person, expressed as a decimal; and

          (4) all interest on any Indebtedness described in clause (7) or (8) of the definition of "Indebtedness".

        "Consolidated Net Income" means, with respect to any Person (the referent Person) for any period, the consolidated net income (loss) of such Person and its Restricted Subsidiaries (which, for the avoidance of doubt, will be after deduction of minority interests in Restricted Subsidiaries held by third parties) for such period determined in accordance with GAAP; provided, however, that there will not be included in calculating such Consolidated Net Income:

          (1) any net income (loss) of any Person other than the referent Person and each Restricted Subsidiary of the referent Person, except to the extent of the amount of cash actually distributed by such Person during such period to the referent Person or (subject to the limitation in clause (2) below) a Restricted Subsidiary of the referent Person as a dividend or other distribution;

          (2) any net income (but not loss) of any Restricted Subsidiary of the referent Person if such Restricted Subsidiary is subject to restrictions, directly or indirectly, precluding the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the referent Person to the extent of such limitations or restrictions;

          (3) any gain or loss realized upon the sale or other disposition of any asset of the referent Person or any Restricted Subsidiary that is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

          (4) any extraordinary or nonrecurring gain or loss;

          (5) the cumulative effect of a change in accounting principles;

          (6) unrealized gains or losses in respect of Hedging Obligations permitted by Section 4.10(b)(7) as recorded on the statement of operations in accordance with GAAP;

          (7) any writedowns or impairments of intangible assets; and

          (8) any loss on early extinguishment of Indebtedness in connection with, and expenses associated with premiums paid in connection with the refinancing of, the Existing Facility.

provided, however, that in the case of clauses (3), (4) and (6) such amount or charge will be net of any tax or tax benefit to the referent Person (less all fees and expenses relating to such transaction) or any Restricted Subsidiary resulting therefrom.

        "Corporate Trust Office" means the office of the Trustee as listed in Section 12.2 or such other address as to which the Trustee may give notice to the Company pursuant to the terms hereof.

        "Covenant Defeasance" has the meaning set forth under Section 9.3.

        "Credit Facilities" means one or more debt facilities, commercial paper facilities or other types of financings between the Company and its Restricted Subsidiaries with banks, other institutional lenders, vendors and others providing for revolving credit loans, term loans, capitalized leases, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any facility with respect to FF&E Financing or any Capital Lease Obligation to acquire or refinance furniture, fixtures or equipment incident to and useful in a Related Business.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

        "Designation" has the meaning set forth under Section 4.14.

        "Designation Amount" has the meaning set forth in the definition of "Investment."

        "Discharge" has the meaning set forth in the definition of "Consolidated Coverage Ratio."

        "Disposition" has the meaning set forth in the definition of "Consolidated Coverage Ratio."

        "Dispute" has the meaning set forth in Section 11.2(a).

        "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the date which is 91 days after the Stated Maturity of the principal of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require the issuer to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the maturity date of the Notes will not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that the Company or the applicable Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.9.

        "Euroclear" has the meaning set forth in Section 2.16(a).

        "Event of Default" has the meaning set forth under Section 6.1.

        "Excess" has the meaning set forth under Section 4.11.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

        "Exchange Notes" means Notes issued in exchange for Initial Notes or Additional Notes pursuant to the Registration Rights Agreement.

        "Existing Facility" means the Term Loan Agreement dated November 22, 2002 between SNFGC and Freemantle Limited (and the loan documents entered into in connection therewith), as amended, modified, amended and restated, renewed or extended from time to time; provided that such agreement may not be amended, modified, amended and restated, renewed or extended in a manner that is materially adverse to the Holders.

        "Existing Indebtedness" means any Indebtedness of the Company and the Restricted Subsidiaries in existence on the Issue Date (after giving effect to the use of proceeds of the offering of the Notes and the other financing transactions on the Issue Date) until such amounts are repaid.

        "Expansion Project" means the construction of the luxury hotel, in substantially the form more fully described in the offering memorandum used in connection with the Offering.

        "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as determined in good faith by the management of the Company; provided, however, if management of the Company determines the Fair Market Value of any such asset or assets to be in excess of $3.0 million, the Fair Market Value of such asset or assets will be determined conclusively by the Board of Directors of the Company (or a duly authorized committee thereof) acting in good faith, and will be evidenced by a Board Resolution delivered to the Trustee.

        "FF&E" means furniture, fixture, equipment, including gaming equipment, and other assets used in connection with any Related Business.

        "FF&E Financing" means the incurrence of Indebtedness, the proceeds of which will be used to finance the acquisition by the Company or a Restricted Subsidiary, cost of construction or improvement, or carrying cost, of FF&E used in a Related Business whether or not secured by a Lien on such FF&E; provided that such Indebtedness does not exceed the fair market value of such FF&E at the time of its acquisition plus related financing costs, and in the case of a refinancing, accrued but unpaid interest.

        "Four-Quarter Period" has the meaning set forth in the definition of "Consolidated Coverage Ratio".

        "GAAP" means generally accepted accounting principles in effect in the United States on the Issue Date and which are consistently applied.

        "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or foreign government, the Nation, any state, province or any city or other political subdivision, whether now or hereafter in existence, or any officer or official thereof, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Nation or the Company or any subsidiary of the Company, including the Seneca Gaming Authority and any division of the Nation having such authority.

        "Gaming License" means every license, permit, franchise or other authorization from any Gaming Authority required on the Issue Date or at any time thereafter to own, lease, operate or otherwise conduct a Related Business of the Company and its Subsidiaries, including all licenses granted under the Nation Gaming Ordinance, and the regulation promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

        "Global Notes" has the meaning set forth in Section 2.16(a).

        "guarantee" means, as applied to any obligation, (1) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee will include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

        "Guarantee" means the senior guarantee by each Guarantor of the Company's payment obligations under the Indenture and the Notes, executed pursuant to the Indenture.

        "Guarantors" means each of: (1) Seneca Erie Gaming Corporation and Seneca Territory Gaming Corporation; (2) effective upon the repayment of the Existing Facility, SNFGC and its Restricted Subsidiaries, and (3) any other Subsidiary that executes a Guarantee in accordance with the provisions of the Indenture; and their respective successors and assigns, in each case, until such Person is released from its Guarantee in accordance with the terms of the Indenture.

        "Hedging Obligations" means, with respect to any Person, the Obligations of such Person under (1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and similar agreements or arrangements and (2) foreign currency or commodity hedge, swap, exchange and similar agreements (agreements referred to in this definition being referred to herein as "Hedging Agreements").

        "Holder" means the registered holder of any Note.

        "IGRA" means the Indian Gaming Regulatory Act of 1988, PL 100-497, U.S.C. § 2701 et seq., as the same may from time to time be amended.

        "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" will have meanings correlative to the foregoing). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary of the Company (or is merged into or consolidated with the Company or any Restricted Subsidiary of the Company), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary of the Company (or being merged into or consolidated or amalgamated with the Company or any Restricted Subsidiary of the Company), will be deemed Incurred at the time any such Acquired Person becomes a Restricted Subsidiary or merges into or consolidates or amalgamates with the Company or any Restricted Subsidiary of the Company. The following will be deemed not to be Incurrences of Indebtedness: (1) the accrual or payment of interest and the accretion or amortization of original issue discount will not be deemed to be an Incurrence of Indebtedness, provided, however, in each such case, that the amount thereof is included in Consolidated Interest Expense as accrued, (2) the payment of interest in the form of additional Indebtedness of the same instrument or the payment of dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms, and (3) losses or charges in respect of Hedging Obligations (including those resulting from the application of FAS 133).

        "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

          (1) every obligation of such Person for money borrowed;

          (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of assets or businesses by such Person;

          (3) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

          (4) every obligation of such Person issued or assumed as the deferred purchase price of assets or services (but excluding (A) earnout or other similar obligations until such time as the amount of such obligation is capable of being determined and its payment is probable, (B) trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or (C) other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith);

          (5) every Capital Lease Obligation of such Person;

          (6) every net obligation payable under Hedging Agreements of such Person;

          (7) every obligation of the type referred to in clauses (1) through (6) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise, the amount of such obligation being the lesser of (A) such obligation and (B) the maximum amount covered by such guarantee or for which such Person is otherwise liable; and

          (8) every obligation of the type referred to in clauses (1) through (7) above of another Person the payment of which is secured by the assets of such Person, the amount of such obligation being deemed to be the lesser of (i) the Fair Market Value of such asset or (ii) the amount of the obligation so secured.

        Indebtedness:

          (A) for purposes of calculations, basket compliance and other limitations set forth in the Indenture, shall be calculated (1) based solely on the portion of such Indebtedness attributable to principal and (2) net of sinking fund payments made in respect of such Indebtedness and other cash collateral securing such Indebtedness;

          (B) will not include obligations of any Person (1) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within 5 Business Days of their Incurrence, (2) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and (3) under standby letters of credit to the extent collateralized by cash or Cash Equivalents;

          (C) will include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Capital Stock of the Company or any Preferred Capital Stock of any Restricted Subsidiary of the Company;

          (D) will not include any liability for federal, provincial, state, Nation, local or other taxes; and

          (E) will not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, incurred in the ordinary course of business.

        "Indenture" means this Indenture as amended, restated or supplemented from time to time in accordance with the terms hereof.

        "Independent Financial Advisor" means a nationally recognized accounting, appraisal or investment banking firm or consultant in the United States that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

        "Initial Notes" means the 7 1/4% Senior Notes due 2012 issued by the Company pursuant to this Indenture on the Issue Date.

        "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

        "interest" means, with respect to the Notes, the sum of any cash interest and any Additional Interest on the Notes.

        "Interest Payment Date" means May 1 and November 1 of each year.

        "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit (in each case other than in connection with an acquisition of property or assets that does not otherwise constitute an Investment) or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. The amount of any Investment will be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or writeoffs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property or asset other than cash, such property will be valued at its Fair Market Value at the time of such transfer. For purposes of Section 4.9, an Investment will be deemed to be made upon any Designation in an amount (the "Designation Amount") equal to the greater of (1) the net book value of the Company's interest in the applicable Subsidiary calculated in accordance with GAAP and (2) the Fair Market Value of the Company's interest in the applicable Subsidiary as determined in good faith by the Board of Directors of the Company (or a duly authorized committee thereof) and evidenced by a Board Resolution, whose determination will be conclusive, plus, in each case, the amount, if applicable, described in Section 4.14(4). If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary of the Company such that, after giving effect to such sale or disposition, such Person ceases to be a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Capital Stock of such Restricted Subsidiary that after giving effect to such sale or disposition is owned, directly or indirectly, by the Company.

        "Issue Date" means the original issue date of the Initial Notes.

        "Key Project Assets" means:

          (1) any real property or interest in real property held in trust for the Nation by the United States upon which a Venue is located,

          (2) any improvement to the real property referred to in clause (1) above (but excluding any real property improvements determined by the Company to be no longer useful to the operation of the Venues), and

          (3) any business records of the Company or the Nation relating to the operation of the Venues.

        "Legal Defeasance" has the meaning set forth under Section 9.2.

        "Legal Holiday" has the meaning set forth under Section 12.7.

        "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, and any agreement to give any security interest but excluding any lease which does not secure Indebtedness).

        "Maturity Date" means May 1, 2012.

        "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

        "Nation" means the Seneca Nation of Indians of New York, a sovereign Indian Nation recognized by the United States of America pursuant to 25 U.S.C. § 476, et seq.

        "Nation Agreement" means the Nation Agreement, dated as of the Issue Date, among the Nation, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Wells Fargo Securities, LLC and the Trustee, as amended from time to time in a manner not materially adverse to the Holders.

        "Nation Forum" means any court or other tribunal, forum, council, or adjudicative body of the Nation.

        "Nation Gaming Ordinance" means the Nation Gaming Ordinance of the Nation adopted by the Nation's resolution on August 1, 2002, subsequently amended on November 16, 2002, and approved by the National Indian Gaming Commission on November 26, 2002.

        "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary of the Company in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of:

          (1) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, brokerage fees and sales commissions) and any relocation expenses incurred as a result thereof;

          (2) taxes paid or payable directly as a result thereof;

          (3) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale;

          (4) amounts deemed, in good faith, appropriate by the Board of Directors of the Company (or a duly authorized committee thereof) to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale (provided that the amount of any such reserves will be deemed to constitute Net Cash Proceeds at the time such reserves will have been released or are not otherwise required to be retained as a reserve); and

          (5) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale.

        "Net Proceeds Offer" has the meaning set forth under Section 4.11.

        "Net Proceeds Offer Trigger Date" has the meaning set forth in Section 4.11(e).

        "New York Gaming Authority" means the appropriate authority responsible for the regulation of Class III Gaming under the IGRA and other gaming activities at any Venue, including, without limitation, the New York State Racing and Wagering Board.

        "NIGC" means the National Indian Gaming Commission.

        "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

        "Notes" means, collectively, the Initial Notes, the Exchange Notes and the Additional Notes, if any, treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Offering" means the offering of the Initial Notes.

        "Officer" means the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company.

        "Officers' Certificate" means a certificate signed by two Officers or by one Officer and any Assistant Treasurer or Assistant Secretary of the Company and which complies with the provisions of the Indenture.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee; such counsel may be an employee of or counsel to the Company or the Trustee.

        "Other Notes" has the meaning set forth in Section 2.2.

        "Ownership Interest" means, with respect to any Person, Capital Stock of such Person or any interest which carries the right to elect or appoint any member of the Board of Directors or other executive office of such Person.

        "Pari Passu Debt" has the meaning set forth under Section 4.11.

        "Paying Agent" has the meaning set forth under Section 2.4.

        "Permitted Indebtedness" has the meaning set forth under Section 4.10(b).

        "Permitted Investments" means:

          (1) Investments in cash and Cash Equivalents;

          (2) Investments in the Company or any Guarantor or any Person that, as a result of or in connection with such Investment, (a) becomes a Guarantor or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Guarantor;

          (3) Investments in the Notes;

          (4) Investments in prepaid expenses, prepaid assets, negotiable instruments held for collection or deposit and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business;

          (5) Hedging Obligations permitted by clause (7) of the definition of "Permitted Indebtedness";

          (6) any Investment to the extent that the consideration therefor consists of Qualified Capital Stock of the Company;

          (7) accounts receivable created or acquired in the ordinary course of business or Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers;

          (8) advances to officers, directors and employees of the Company, any Guarantor, or any Restricted Subsidiary for travel, entertainment, relocation expenses, and payroll advances, in each case in the ordinary course of business not to exceed $1.0 million at any one time outstanding;

          (9) any non-cash consideration received as a result of Asset Sales in compliance with Section 4.11;

          (10) Investments in SNFGC to the extent required by SNFGC to make Capital Expenditures and for working capital purposes;

          (11) guarantees of Indebtedness under the Existing Facility by Seneca Erie Gaming Corporation, Seneca Territory Gaming Corporation, and any other Restricted Subsidiaries of the Company, and any payments thereunder; and

          (12) in addition to the Investments described in clauses (1) through (11) above, other Investments not to exceed $25.0 million at any time outstanding.

        The amount of Investments outstanding at any time pursuant to clause (12) above will be deemed to be reduced:

          (a) upon the disposition or repayment of or return on any Investment made pursuant to clause (12) above, by an amount equal to the return of capital with respect to such Investment to the Company or any Restricted Subsidiary of the Company (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

          (b) upon a Revocation redesignating an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Company's proportionate interest in such Subsidiary immediately following such redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (12) above.

        "Permitted Liens" means:

          (1) Liens on property of a Person existing at the time such Person is merged or consolidated with or into the Company or any Restricted Subsidiary of the Company or such Person is designated to be a Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger, consolidation or designation and do not attach to any property or assets of the Company or any Restricted Subsidiary of the Company other than the property or assets subject to the Liens prior to such merger, consolidation or designation and the proceeds thereof;

          (2) Liens securing the Indebtedness under the Credit Facilities permitted pursuant to Section 4.10(a) or clause (3), (4) , (7) or (14) of Section 4.10(b); provided, however, that Liens to secure Indebtedness pursuant to Section 4.10(a) shall be permitted only if immediately thereafter, the ratio of (a) the principal amount (or accreted value, as the case may be) of Secured Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis to (b) the Consolidated EBITDA for the preceding Four-Quarter Period, determined on a pro forma basis as if any such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such period, would be greater than zero and less than 1.5 to 1.0;

          (3) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

          (4) Liens securing all of the Obligations under the Indenture;

          (5) Liens in favor of the Company or any Restricted Subsidiary of the Company;

          (6) Liens securing Hedging Obligations incurred pursuant to clause (7) of the definition of "Permitted Indebtedness";

          (7) Liens securing Indebtedness (including Capital Lease Obligations) permitted by clause (8) of the definition of "Permitted Indebtedness," provided such Indebtedness will not be secured by any asset other than the specified asset being financed;

          (8) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries will have set aside on its books such reserves as may be required pursuant to GAAP;

          (9) statutory and contractual Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or contract Incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as will be required by GAAP will have been made in respect thereof;

          (10) Liens Incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (11) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (12) judgment Liens not giving rise to an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

          (13) easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property or immaterial imperfections of title which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Company and the Restricted Subsidiaries taken as a whole;

          (14) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

          (15) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and setoff;

          (16) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Company or any of its Restricted Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case will any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

          (17) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

          (18) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (19) Liens securing Acquired Indebtedness permitted to be Incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Liens at the time of acquisition and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

          (20) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (21) Liens on and pledges of the Capital Stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary;

          (22) Liens arising under the Indenture in favor of the trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be Incurred under the Indenture, provided, that such Liens are solely for the benefit of the trustees, agents, or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

          (23) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under Section 4.9;

          (24) Liens incurred in the ordinary course of business of the Company, a Guarantor or any of their respective Restricted Subsidiaries with respect to obligations that do not exceed $1.0 million at any one time outstanding and (A) are not Incurred in connection with the borrowing of money or the obtaining of advance of credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property and materially impair the use thereof in the operation of business by the Company, a Guarantor, or any of their respective Restricted Subsidiaries; and

          (25) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in clauses (1), (2), (3), (4), (7), (19) or (21) above so long as such Lien does not extend to any other property.

        In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including, without limitation, dividends, distributions and increases in respect thereof).

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Physical Notes" means certificated Notes in registered form in substantially the form set forth in Exhibit A.

        "Preferred Capital Stock," in any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class in such Person.

        "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

        "Private Placement Legend" means the legend initially set forth on the Rule 144A Notes and Other Notes that are Restricted Notes in the form set forth in Exhibit B.

        "Qualified Capital Stock" in any Person means any Capital Stock in such Person other than any Disqualified Capital Stock.

        "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

        "Qualifying Subordinated Indebtedness" means Subordinated Indebtedness of the Company or any Guarantor as to which (1) the payment of principal, interest and premium, if any, and all other obligations in respect of such Indebtedness is expressly subordinated in right of payment to the Notes, (2) the maturity date of such Indebtedness occurs after August 15, 2012, (3) the holder of such Indebtedness is not entitled to receive any payments on such Indebtedness (other than payments in kind) until all of the Company's Obligations under the Indenture have been paid in full in cash, and (4) the holder thereof may not exercise any remedies thereunder until all of the Company's Obligations under the Indenture have been paid in full in cash.

        "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

        "Registrar" has the meaning set forth under Section 2.4.

        "Registration Rights Agreement" means, (i) with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement dated as of the Issue Date by and among the Company, the Guarantors, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and Wells Fargo Securities, LLC and (ii) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, the Guarantors and the initial purchasers under the related purchase agreement, in each case as the same may be amended or modified from time to time in accordance with the terms thereof.

        "Regulation S" means Regulation S promulgated under the Securities Act.

        "Regulation S Global Note" has the meaning set forth in Section 2.16(a).

        "Regulation S Notes" has the meaning set forth under Section 2.2.

        "Reinstated Covenant" has the meaning set forth in Section 4.9(c).

        "Related Business" means the Class II and Class III Gaming (as such terms are defined in IGRA) and resort business and any activity or business incidental, related, complementary or similar thereto, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including without limitation any hotel, entertainment, transportation, recreation or other activity or business designed to promote, market, support, develop, construct or enhance the casino gaming and resort business operated by the Company and the Restricted Subsidiaries.

        "Restricted Global Note" has the meaning set forth in Section 2.16(a).

        "Restricted Note" has the same meaning as "Restricted Security" set forth in Rule 144(a)(3) promulgated under the Securities Act; provided, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

        "Restricted Payment" has the meaning set forth in Section 4.9(a).

        "Restricted Period" has the meaning set forth in Section 2.16(f).

        "Restricted Subsidiary" means, with respect to any Person, any Subsidiary of such Person other than any Subsidiary that has been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to Section 4.14. Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of Section 4.14. For the avoidance of doubt, on the Issue Date, the only Subsidiaries of the Company that are its Restricted Subsidiaries are SNFGC, Seneca Erie Gaming Corporation and Seneca Territory Gaming Corporation.

        "Revocation" has the meaning set forth under Section 4.14.

        "Rule 144" means Rule 144 promulgated under the Securities Act.

        "Rule 144A" means Rule 144A promulgated under the Securities Act.

        "Rule 144A Notes" has the meaning set forth under Section 2.2.

        "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

        "SEC" means the Securities and Exchange Commission.

        "Secured Indebtedness" means, with respect to any Person, all Indebtedness of such Person of the types described in Section 4.10(a) and in clauses (3), (4), (8), (11), (13) and (14) of Section 4.10(b), secured by a Lien on any property or assets of such Person and/or its Restricted Subsidiaries.

        "Securities Act" means the Securities Act of 1933, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

        "Seneca Gaming Authority" means the Seneca Gaming Authority, established under the Nation Gaming Ordinance.

        "Significant Subsidiary" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Sections 6.1(8) or 6.1(9) has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

        "SNFGC" means Seneca Niagara Falls Gaming Corporation, a tribally chartered corporation formed by the Nation and wholly owned Subsidiary of the Company.

        "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

        "Subordinated Indebtedness" means any Indebtedness of the Company or a Guarantor that is expressly subordinated in right of payment to the Notes or the Guarantee of such Guarantor.

        "Subsidiary" with respect to any Person means (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of all outstanding Voting Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof). Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Company.

        "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

        "Suspended Covenant" has the meaning set forth in Section 4.9(c).

        "Term Loan Guaranty" means any guarantee made by a Guarantor to the Term Loan Lender pursuant to the requirements of the Term Loan-Nation Agreement in order to guarantee the payment and performance of obligations arising under the Existing Facility.

        "Term Loan Lender" means Freemantle Limited.

        "Term Loan-Nation Agreement" means the Nation Agreement, dated as of November 22, 2002, between Freemantle Limited and the Nation, as amended, modified, amended and restated, renewed or extended from time to time; provided, that such agreement may not be amended, modified, amended and restated, renewed or extended in a manner that is materially adverse to the Holders.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code §§77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.3 hereof).

        "Total Assets" means, with respect to any Person, as of any date, the consolidated total assets of such Person, as determined in accordance with GAAP.

        "Tribal Council" means the Tribal Council as described in Section I of the Constitution of the Nation.

        "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

        "U.S. Government Obligations" means direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

        "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 4.14, in each case until such time as any such designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of Section 4.14. As of the Issue Date, Seneca Hospitality Corporation, a New York corporation that is wholly-owned by SNFGC, is an Unrestricted Subsidiary.

        "Unutilized Net Cash Proceeds" has the meaning set forth in Section 4.11(e).

        "Venue" means the multi-amenity gaming, food, lodging and entertainment complexes, located or to be located on the Nation's properties, consisting of the facilities now existing, the Expansion Project as it comes into being and future development on such properties, as described in the offering memorandum used in connection with the Offering.

        "Voting Stock" means Capital Stock in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other comparable governing body of such corporation or Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness (including Disqualified Capital Stock) at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal or dividends including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding aggregate principal amount of such Indebtedness (including Disqualified Capital Stock).

        "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the voting power of outstanding Voting Stock (other than directors' qualifying shares) of which is owned, directly or indirectly, by the Company.

        SECTION 1.2    Incorporation by Reference of Trust Indenture Act.    Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes.

          "indenture securityholder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor on the indenture securities" means the Company, the Guarantors or any other obligor on the Notes.

        All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

        SECTION 1.3    Rules of Construction.    Unless the context otherwise requires:

          (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

          (2) "or" is not exclusive;

          (3) words in the singular include the plural, and in the plural include the singular;

          (4) words used herein implying any gender shall apply to both genders;

          (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

          (6) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of the Company;

          (7) "$," "dollars," "U.S. Dollars" and "United States Dollars" each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts;

          (8) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

ARTICLE II

THE NOTES

        SECTION 2.1    Amount of Notes.    The Trustee shall initially authenticate Initial Notes for original issue on the Issue Date in an aggregate principal amount of $300,000,000 upon a written order of the Company in the form of an Officers' Certificate of the Company (other than as provided in Section 2.8). The Trustee shall authenticate Additional Notes thereafter in unlimited amount (so long as permitted by the terms of this Indenture, including, without limitation, Sections 2.19 and 4.10) for original issue upon a written order of the Company in the form of an Officers' Certificate in aggregate principal amount as specified in such order (other than as provided in Section 2.8). Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

        SECTION 2.2    Form and Dating.    The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Notes") shall bear the legend and include the form of assignment set forth in Exhibit B, Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes") shall bear the legend and include the form of assignment set forth in Exhibit C, and Notes offered and sold to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S ("Other Notes") may be represented by a Restricted Global Note or, if such an investor may not hold an interest in the Restricted Global Note, a Physical Note, in each case, bearing the Private Placement Legend. Each Note shall be dated the date of its authentication.

        The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

        The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

        SECTION 2.3    Execution and Authentication.    An Officer shall sign (who shall have been duly authorized by all requisite corporate actions) the Notes for the Company by manual or facsimile signature.

        If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

        No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

        The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

        The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

        SECTION 2.4    Registrar and Paying Agent.    The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate thereof may act as Paying Agent.

        The Company shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.7.

        The Company initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture.

        SECTION 2.5    Paying Agent To Hold Money in Trust.    Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes or the Guarantors), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.1(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

        SECTION 2.6    Holder Lists.    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

        SECTION 2.7    Transfer and Exchange.    Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Notes evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Company may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.6, 4.8, 4.11 or 8.5 (in which events the Company shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

        Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

        Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture or applicable U.S. Federal or state securities law.

        Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company's compliance with or have any responsibility with respect to the Company's compliance with any Federal or state securities laws.

        SECTION 2.8    Replacement Notes.    If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Holder of such

Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Company, the Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company's reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Company for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Company.

        SECTION 2.9    Outstanding Notes.    The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.1 and 9.2, on or after the date on which the conditions set forth in Section 9.1 or 9.2 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.9 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

        If a Note is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

        If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

        SECTION 2.10    Treasury Notes.    In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any other Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a responsible officer of the Trustee has actually received an Officers' Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

        SECTION 2.11    Temporary Notes.    Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

        SECTION 2.12    Cancellation.    The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) dispose of such canceled Notes in its customary manner. The Company may not reissue or resell, or issue new Notes to replace, Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

        SECTION 2.13    Defaulted Interest.    If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

        SECTION 2.14    CUSIP Number.    The Company in issuing the Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any such CUSIP number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP number.

        SECTION 2.15    Deposit of Moneys.    Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

        SECTION 2.16    Book-Entry Provisions for Global Notes.    (a) Rule 144A Notes and Other Notes shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Restricted Global Note"). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Restricted Global Note and any other global notes representing Notes, the "Global Notes"). The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Notes, of Euroclear System ("Euroclear") and Cedel Bank, S.A ("CEDEL")) and (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B with respect to Restricted Global Notes and Exhibit C with respect to Regulation S Global Notes.

        Members of, or direct or indirect participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.

        Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impairing, as between the Depository and its Agent

Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

        (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of Beneficial Owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Company thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

        (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to Beneficial Owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

        (d) In connection with the transfer of Global Notes as an entirety to Beneficial Owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each Beneficial Owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

        (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Company determines otherwise in compliance with applicable law.

        (f) On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by the Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the "Restricted Period"), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person that the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

        (g) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or CEDEL.

        (h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

        (i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

        SECTION 2.17    Special Transfer Provisions.

        (a)    Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons.    The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

          (i) the Registrar shall register the transfer of any Note constituting a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after May 5, 2006, or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officers' Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of any transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers' Certificate authorizing such transfer; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Registrar shall reflect on its books and records the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Company shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

        (b)    Transfers to QIBs.    The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such Holder's Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

        (c)    Private Placement Legend.    Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers' Certificate required by paragraph (a)(i)(y) of this Section 2.17, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Company to such effect.

        (d)    General.    By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

        The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

        SECTION 2.18    Computation of Interest.    Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.

        SECTION 2.19    Issuance of Additional Notes.    The Company shall be entitled to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price (including amount of interest deemed to have accrued since the last Interest Payment Date), and amount of interest payable or upon a registration default as provided under a registration rights agreement related thereto; provided that each such issuance must be made in compliance with Section 4.10. The Company will use all reasonable efforts to ensure that the Exchange Notes and any exchange notes issued in exchange for any Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act have the same CUSIP numbers.

        With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors (or a duly appointed committee thereof) and in an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

          (1) the aggregate principal amount of Notes outstanding immediately prior to the issuance of such Additional Notes;

          (2) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

          (3) the issue price and the issue date of such Additional Notes (including amount of interest deemed to have accrued since the last Interest Payment Date); and

          (4) whether such Additional Notes shall be transfer restricted securities bearing a legend in the form of Exhibit B or Exhibit C hereto or shall be registered securities and bear no such legend.

ARTICLE III

REDEMPTION

        SECTION 3.1    Election To Redeem; Notices to Trustee.    If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 65 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in paragraph 5 of the Notes. Notice given to the Trustee pursuant to this Section 3.1 may not be revoked after the time that notice is given to Holders pursuant to Section 3.3.

        SECTION 3.2    Selection by Trustee of Notes To Be Redeemed.    In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee will deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less will be redeemed in part. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

        SECTION 3.3    Notice of Redemption.    At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.4 hereof.

        The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

          (1) the Redemption Date;

          (2) the redemption price and the amount of premium and accrued interest to be paid;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

          (4) the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

          (7) the provision of the Notes and/or Section of the Indenture, as the case may be, pursuant to which the Notes called for redemption are being redeemed; and

          (8) the aggregate principal amount of Notes that are being redeemed.

        At the Company's written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

        SECTION 3.4    Effect of Notice of Redemption.    Once the notice of redemption described in Section 3.3 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued but unpaid to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued but unpaid to the Redemption Date, provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

        SECTION 3.5    Deposit of Redemption Price.    On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

        On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.4, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

        SECTION 3.6    Notes Redeemed in Part.    Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

        SECTION 3.7    Gaming Redemption.    In connection with any redemption pursuant to paragraph 6 of the Notes, and except as may be required by a Gaming Authority, the Company shall comply with Sections 3.1 through 3.6 hereof.

ARTICLE IV

COVENANTS

        SECTION 4.1    Payment of Notes.    The Company shall pay the principal of and interest (including all Additional Interest as provided in the Registration Rights Agreement) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

        The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

        SECTION 4.2    Maintenance of Office or Agency.    The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.4.

        SECTION 4.3    Legal Existence.    Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the legal existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the material rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

        SECTION 4.4    Maintenance of Properties; Compliance with Law.    (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all material properties used or useful in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all reasonably necessary equipment, and shall cause to be made all commercially reasonable repairs, renewals, replacements, betterments and improvements thereto.

        (b) The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or financial condition of the Company and its Subsidiaries taken as a whole.

        SECTION 4.5    Waiver of Stay, Extension or Usury Laws.    Each of the Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive any of the Company and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

        SECTION 4.6    Compliance Certificate.    The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action they are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company and the Guarantors are taking or propose to take with respect thereto.

        The Company will deliver to the Trustee, within 30 days after the occurrence thereof, an Officers' Certificate detailing any Default of which it is aware, its status and what action the Company is taking or proposes to take with respect to such Default.

        The Company's fiscal year currently ends on September 30. The Company will provide written notice to the Trustee of any change in its fiscal year.

        SECTION 4.7    Taxes.    The Company and the Guarantors shall, and shall cause each of their respective Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

        SECTION 4.8    Repurchase at the Option of Holders upon Change of Control.    If a Change of Control occurs (the date of such occurrence being the "Change of Control Date"), the Company will, within 30 days after the occurrence of such Change of Control, make an offer (the "Change of Control Offer") to all Holders to purchase all outstanding Notes properly tendered pursuant to such offer, and within 60 days after the occurrence of the Change of Control, all Notes properly tendered pursuant to such offer will be accepted for purchase (the date of such purchase, the "Change of Control Purchase Date") for a cash price equal to 101% of the principal amount thereof as of the Change of Control Purchase Date, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

        In order to effect the Change of Control Offer, the Company will mail a notice to each Holder with a copy to the Trustee stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase;

          (2) the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

          (3) that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest (including Additional Interest) after the Change of Control Purchase Date; and

          (4) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes purchased.

        The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        If the Company makes a Change of Control Offer, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, any other applicable federal or state securities laws and regulations, any applicable requirements of any securities exchange on which the Notes are listed, IGRA, and the rules and regulations of all applicable Gaming Authorities and any violation of the provisions of this Indenture relating to such Change of Control Offer occurring as a result of such compliance will not be deemed a Default or an Event of Default.

        SECTION 4.9    Limitation on Restricted Payments.    (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or any other distribution on any Capital Stock of the Company or any of its Restricted Subsidiaries or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Restricted Subsidiaries (other than any dividends, distributions and payments made to the Company or any Restricted Subsidiary of the Company and dividends, distributions and payments payable to any Person solely in the form of Qualified Capital Stock of the Company);

          (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary of the Company (other than any such Capital Stock owned by the Company or any Restricted Subsidiary of the Company);

          (3) purchase, redeem, defease or retire for value, or make any principal payment on, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than any Subordinated Indebtedness held by the Company or any Restricted Subsidiary of the Company), except payments, purchases, redemptions, defeasances, acquisitions or retirements not more than one year before the Stated Maturity thereof; or

          (4) make any Investment in any Person (other than Permitted Investments);

(any such payment or other action (other than any exception thereto) described in clause (1), (2), (3) or (4) above, a "Restricted Payment"), unless at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (A) no Default or Event of Default will have occurred and be continuing at the time or immediately after giving effect to such Restricted Payment;

          (B) immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.10; and

          (C) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of:

            (i) 50% of cumulative Consolidated Net Income of the Company determined for the period (taken as one period) from the beginning of the fiscal quarter during which the Issue Date occurs and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is available (or if such cumulative Consolidated Net Income will be a loss, minus 100% of such loss), plus

            (ii) the aggregate net cash proceeds received after the Issue Date by the Company either (x) as a capital contribution or (y) from the issue and sale (other than to a Subsidiary) of its Qualified Capital Stock (except, in each case, to the extent such proceeds are used to purchase, redeem, retire, defease or otherwise acquire Capital Stock or Subordinated

    Indebtedness as set forth in Sections 4.9(b)(2) or (3) and excluding the net proceeds from any issuance and sale of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid), plus

            (iii) 100% of the aggregate net cash proceeds (not to exceed $25.0 million in the aggregate) received by the Company or any Guarantor as a result of the Incurrence by the Company or such Guarantor of Qualifying Subordinated Indebtedness, plus

            (iv) the principal amount (or accreted amount, determined in accordance with GAAP, if less) of any Indebtedness of the Company or any Restricted Subsidiary of the Company Incurred after the Issue Date which has been converted into or exchanged for Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem, retire, defease or otherwise acquire Subordinated Indebtedness as set forth in Section 4.9(b)(3)), plus

            (v) in the case of the disposition or repayment of any Investment or the release of a guarantee constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (x) the return of capital with respect to such Investment and (y) the amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, and, in the case of guarantees, less any amounts paid under such guarantee, plus

            (vi) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with Section 4.14, the Company's proportionate interest in an amount equal to the excess of (x) the Total Assets of such Subsidiary, valued on an aggregate basis at Fair Market Value, over (y) the total liabilities of such Subsidiary, determined in accordance with GAAP (and provided that such amount will not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation).

        (b) The foregoing provisions will not prevent:

          (1) the payment of any dividend or distribution on, or redemption of, Capital Stock within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the provisions of this Indenture;

          (2) the purchase, redemption, retirement or other acquisition of any Capital Stock of the Company or a Restricted Subsidiary with the net cash proceeds of a substantially concurrent capital contribution to the Company or issue and sale (other than to a Subsidiary) of, or in exchange for, other Capital Stock of the Company (other than Disqualified Capital Stock in the case of any such purchase, redemption, retirement or other acquisition of Qualified Capital Stock); provided, however, that any such net cash proceeds and the value of any Qualified Capital Stock issued in exchange for such retired Capital Stock are excluded from Section 4.9(a)(C)(ii) (and were not included therein at any time);

          (3) the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness, or any other payment thereon, with the net cash proceeds of a substantially concurrent capital contribution to the Company or issue and sale (other than to a Subsidiary) of, or in exchange for:

            (A) Qualified Capital Stock of the Company; provided, however, that any such net cash proceeds and the value of any Qualified Capital Stock issued in exchange for Subordinated Indebtedness are excluded from Sections 4.9(a)(C)(ii) and (a)(C)(iv) (and were not included therein at any time) or

            (B) Disqualified Capital Stock of the Company or other Subordinated Indebtedness having no stated maturity for the payment of any portion of principal thereof prior to the final stated maturity of the Subordinated Indebtedness being purchased, redeemed, retired, defeased or otherwise acquired and having a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Subordinated Indebtedness being purchased, redeemed, retired, defeased or otherwise acquired;

          (4) Restricted Payments made after the Issue Date not to exceed $25.0 million in the aggregate at any one time outstanding;

          (5) the redemption or repurchase of any debt or equity securities of the Company or any Restricted Subsidiary of the Company required by, and in accordance with, any order of, any Gaming Authority; provided, however, that the Company has used its commercially reasonable efforts to effect a disposition of such securities to a third party and has been unable to do so;

          (6) any payment, purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness of the Company or any Guarantor if (A) such payment or other action is required by this Indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued as a result of a change of control, and (B) the Company has purchased all Notes, if any, properly tendered pursuant to any Change of Control Offer that resulted from such event;

          (7) the payment of any dividend by a Restricted Subsidiary to the holders of its Capital Stock on a pro rata basis;

          (8) the payment of a Restricted Payment to the Nation pursuant to the application of the proceeds from the issuance of the Notes as described under the "Use of Proceeds" section of the offering memorandum used in connection with the Offering; and

          (9) the payment of Restricted Payments to the Nation in the form of transfers of interests in real property if in each such case the Nation promptly thereafter requests that such real property interests be designated as federal trust lands for the benefit of the Nation and agrees that such property may be used by the Company and its Subsidiaries in connection with a Related Business;

provided, however, that in the case of clause (4), no Default or Event of Default will have occurred and be continuing or would arise therefrom.

        In determining the amount of Restricted Payments permissible under Section 4.9(a)(C), amounts expended pursuant to clause (1) of Section 4.9(b) will be included as Restricted Payments and amounts expended pursuant to clauses (2) through (9) of Section 4.9(b) will be excluded. The amount of any non-cash Restricted Payment will be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

        (c) Notwithstanding any of the foregoing, at any time after the Expansion Project is open and fully operational for 180 consecutive days, if:

          (1) no Default or Event of Default has occurred and is continuing,

          (2) the ratio of total Indebtedness of the Company and its Restricted Subsidiaries outstanding to Consolidated EBITDA of the Company for the latest four-quarter period for which financial statements are available is less than 1.5 to 1, and

          (3) the ratings of the Notes (and the Exchange Notes) by each of Moody's and S&P are equal to or higher than the respective ratings of the Notes by each of such rating agencies on the Issue Date, then the provisions of Section 4.9(a) (the "Suspended Covenant") will no longer be applicable to the Notes from and after such time; provided, however, that if at any time thereafter any of the criteria set forth in clauses (1) through (3) of this Section 4.9(c) ceases to be satisfied, the Suspended Covenant shall be automatically reinstated (the "Reinstated Covenant") and all transactions by the Company and its Restricted Subsidiaries that occurred during the time that such covenant was suspended and that would have violated such covenant had such covenant been in effect at the time shall be deemed not to constitute a Default or an Event of Default, as the case may be, and shall be deemed to have been in compliance with such covenant for all purposes; provided, further, that thereafter all transactions by the Company and its Restricted Subsidiaries occurring on or after the date on which the Suspended Covenant has been reinstated shall be required to be in compliance with the Reinstated Covenant and the amount available for Restricted Payments pursuant to clause (a)(C) of the Reinstated Covenant as of the date on which the Suspended Covenant is reinstated shall be equal to the greater of (x) the amount that would have been available for Restricted Payments pursuant to such Section 4.9(a)(C) on such date had the Suspended Covenant never been suspended and after giving effect to all Restricted Payments made through such date and (y) zero. Any reinstatement of the Suspended Covenant as described in the foregoing sentence shall not preclude the subsequent suspension of the Reinstated Covenant and reinstatement of the Suspended Covenant in accordance with the terms of this Section 4.9(c).

        SECTION 4.10    Limitation on Indebtedness and Issuance of Disqualified Capital Stock.    (a) The Company will not, directly or indirectly, Incur any Indebtedness (including any Acquired Indebtedness) or issue any Disqualified Capital Stock, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including any Acquired Indebtedness) or issue any Preferred Capital Stock, except in each case for Permitted Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of this Indebtedness, the Company and any Guarantor may Incur Indebtedness, and the Company or any Guarantor may issue Disqualified Capital Stock, if, in any such case, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness or issuance of Disqualified Capital Stock and the application of the proceeds therefrom, the Consolidated Coverage Ratio of the Company would be greater than 2.0 to 1.0 if such Indebtedness is incurred prior to November 22, 2007 and 2.5 to 1.0 thereafter.

        (b) The limitations set forth in Section 4.10(a) will not apply to the Incurrence or issuance of any of the following (collectively, "Permitted Indebtedness"), each of which will be given independent effect:

          (1) Indebtedness under the Notes issued on the Issue Date and the Exchange Notes that may be issued pursuant to the Registration Rights Agreement;

          (2) Existing Indebtedness (other than Indebtedness under the Existing Facility);

          (3) Indebtedness of the Company and the Guarantors under any one or more Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed $150.0 million, less:

            (x) the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries since the Issue Date to permanently repay Indebtedness under Credit Facilities or the Existing Facility and, if the Indebtedness is under a revolving Credit Facility, to reduce the revolving credit commitment pursuant to Section 4.11; and

            (y) the aggregate principal amount of Indebtedness outstanding pursuant to Section 4.10(b)(4) below;

          (4) Indebtedness of SNFGC under the Existing Facility in an aggregate principal amount not to exceed $80.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries since the Issue Date to permanently repay Indebtedness under the Existing Facility, and guarantees thereof by Seneca Erie Gaming Corporation, Seneca Territory Gaming Corporation and any other Restricted Subsidiaries of the Company;

          (5) Indebtedness of any Restricted Subsidiary of the Company owed to and held by the Company or any other Restricted Subsidiary of the Company and Indebtedness of the Company owed to and held by any Restricted Subsidiary of the Company or Disqualified Capital Stock of the Company or any Restricted Subsidiary of the Company held by the Company or any Restricted Subsidiary of the Company; provided, however, that (i) any such Indebtedness owed by the Company or any Guarantor will be unsecured and expressly subordinated in right of payment to the payment and performance of the Company's or such Guarantor's obligations under this Indenture, the Notes and the Guarantees, as applicable, and (ii) an Incurrence of Indebtedness and issuance of Disqualified Capital Stock that is not permitted by this clause (5) will be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness or Disqualified Capital Stock of the Company or any Restricted Subsidiary of the Company referred to in this clause (5) to a Person other than the Company or any Restricted Subsidiary of the Company, and (y) the designation of a Restricted Subsidiary which holds Indebtedness or Disqualified Capital Stock of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary;

          (6) guarantees by the Company or any Guarantor of Indebtedness permitted to be Incurred under this Section 4.10;

          (7) Hedging Obligations of the Company and its Restricted Subsidiaries; provided, however, that such Hedging Obligations are entered into for genuine business purposes and not for speculative purposes to protect the Company and/or its Restricted Subsidiaries against interest rate fluctuations or to reduce costs; provided, further, that (i) such Hedging Agreements shall not increase the Indebtedness of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in interest rates or other risk being hedged or by reason of fees, indemnities and compensation payable thereunder and (ii) in the case of Hedging Agreements relating to interest rates, the foregoing will not prohibit the swap of fixed to floating rates for genuine business purposes;

          (8) the Incurrence by the Company and its Restricted Subsidiaries of Indebtedness in one or more FF&E Financings and Capital Lease Obligations to acquire or refinance FF&E, in an aggregate principal amount under this clause (8) (including refinancings (as defined in clause (11) below) thereof that do not result in an increase in the aggregate principal amount of Indebtedness as of the date of such proposed refinancing (other than increases from the amount of accrued and unpaid interest thereon, the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable fees and expenses incurred by the Company in connection with such refinancing)) not to exceed $15.0 million outstanding at any one time;

          (9) Indebtedness of the Company or any of its Restricted Subsidiaries consisting of indemnities, obligations in respect of purchase price adjustments, earnouts, or similar obligations (at such time as the amount of such obligation is capable of being determined and its payment is probable) in connection with the acquisition or disposition of assets (including pursuant to any amendments to the agreements governing any such acquisition or disposition), including, without limitation, Capital Stock; provided that, with respect to any such disposition, the maximum aggregate liability in respect of all such Indebtedness will at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (10) the Incurrence by the Company or any Restricted Subsidiary of the Company of Indebtedness in connection with letters of credit (including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance) with respect to reimbursement type obligations, regarding workers' compensation claims, escrow agreements, bankers' acceptances and surety and performance bonds (in each case to the extent that such Incurrence does not result in the Incurrence of any obligation to repay any obligation relating to borrowed money), all in the ordinary course of business;

          (11) Indebtedness or Disqualified Capital Stock of the Company or a Restricted Subsidiary of the Company to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness Incurred or Disqualified Capital Stock issued in compliance with the proviso of Section 4.10(a) or any of clause (1), (2), (4) or (11) of this Section 4.10(b); provided, however, that:

            (A) any such refinancing will not exceed the sum of the principal amount (or accreted amount (determined in accordance with GAAP), if less) or liquidation preference, as applicable, of the Indebtedness or Disqualified Capital Stock being refinanced, plus the amount of accrued and unpaid interest or dividends thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish and actually paid in connection with such refinancing and reasonable fees and expenses incurred in connection therewith;

            (B) the refinancing Indebtedness or Disqualified Capital Stock will have a final maturity not earlier than, and a Weighted Average Life to Maturity not less than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Capital Stock, as applicable, being refinanced;

            (C) Subordinated Indebtedness may be refinanced only with Subordinated Indebtedness or Disqualified Capital Stock, and Disqualified Capital Stock may be refinanced only with other Disqualified Capital Stock; and

            (D) refinancing Indebtedness Incurred by a Restricted Subsidiary of the Company that is not a Guarantor may be used to refinance Indebtedness only of a Restricted Subsidiary that is not a Guarantor; and

            (E) the agreements and instruments governing any refinancing of the Existing Facility shall not prohibit SNFGC (or its Restricted Subsidiaries) from becoming a Guarantor.

          (12) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to repurchase Notes tendered in a Change of Control Offer or (B) deposited to defease the Notes pursuant to Article IX;

          (13) the Incurrence by the Company or any Guarantor of Qualifying Subordinated Indebtedness in an aggregate principal amount not to exceed $25.0 million at any one time outstanding; and

          (14) in addition to the items referred to in clauses (1) through (13) above, Indebtedness of the Company or any Guarantor (including any Indebtedness under any Credit Facility that utilizes this clause (14)) having an aggregate principal amount not to exceed $25.0 million at any time outstanding.

        (c) For purposes of determining compliance with this Section 4.10, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) of Section 4.10(b) (other than Indebtedness under the Existing Facility, which will be deemed to have been Incurred under clause (4)) or is entitled to be Incurred pursuant to Section 4.10(a), the Company may, in its sole discretion, classify such item of Indebtedness in any manner that results in compliance with this Section 4.10.

        (d) Notwithstanding Sections 4.10(a) and 4.10(b), the Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness unless such Indebtedness is Incurred in compliance with Sections 4.15, 4.16 and 4.17.

        SECTION 4.11    Limitation on Sales of Assets.    (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Asset Sale, unless:

          (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and

          (2) at least 75% of such consideration received by the Company or such Restricted Subsidiary consists of (A) cash or Cash Equivalents, (B) assets (other than securities) to be used in a Related Business, (C) the Capital Stock of any Person engaged in a Related Business that is, or as a result of or in connection with the acquisition of such Capital Stock by the Company or such Restricted Subsidiary becomes, a Restricted Subsidiary of the Company or (D) a combination of cash, Cash Equivalents, such assets and such Capital Stock.

Notwithstanding the foregoing, the Company will not be permitted to make any sale or other disposition of Key Project Assets or material Gaming Licenses.

        (b) The amount of any (A) Indebtedness (other than any Subordinated Indebtedness) of the Company or any of its Restricted Subsidiaries that is actually assumed by any Person other than the Company or any Restricted Subsidiary of the Company in connection with such Asset Sale and from which the Company and its Restricted Subsidiaries are fully and unconditionally released will be deemed to be cash for purposes of determining the percentage of the consideration received by the Company or its Restricted Subsidiaries in cash or Cash Equivalents and (B) notes or other obligations received by the Company or its Restricted Subsidiaries in connection with such Asset Sale that are converted, sold or exchanged within 30 days of the related Asset Sale by the Company or its Restricted Subsidiaries into cash or Cash Equivalents will be deemed to be cash, in an amount equal to the net cash proceeds or the Fair Market Value of the Cash Equivalents realized upon such conversion, sale or exchange for purposes of determining the percentage of the consideration received by the Company or its Restricted Subsidiaries in cash or Cash Equivalents.

        (c) If at any time any non-cash consideration received by the Company or any of its Restricted Subsidiaries, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition will be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof will be applied in accordance with the provisions of this Section 4.11.

        (d) The Company or such Restricted Subsidiary, as the case may be, may apply an amount equal to the Net Cash Proceeds of any Asset Sale within 365 days of receipt thereof to:

          (1) repay Indebtedness outstanding under any Credit Facility, the Existing Facility or any other Secured Indebtedness of the Company or any Guarantor, or any Indebtedness of any Restricted Subsidiary that is not a Guarantor (and to cause a corresponding permanent reduction in commitments if such repaid Indebtedness was outstanding under the revolving portion of a Credit Facility); or

          (2) make an investment in or expenditures for assets (other than securities) to be used in a Related Business or acquire the Capital Stock of any Person engaged in a Related Business that is, or as a result of or in connection with such Investment becomes, a Restricted Subsidiary of the Company.

        The requirement of clause (2) above shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the expenditures or acquisitions referred to therein is entered into by the Company or such Restricted Subsidiary within such 365-day period and such Net Cash Proceeds are subsequently applied in accordance with such agreement within 12 months following the date of such agreement.

        Pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving credit borrowings to the extent not prohibited by the terms of this Indenture.

        (e) To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied or committed within 365 days of such Asset Sale as described in Section 4.11(d) (the "Net Proceeds Offer Trigger Date" and such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company will, within 20 days after such 365th day, make an offer to purchase (a "Net Proceeds Offer") all outstanding Notes and other Indebtedness that is not, by its terms, expressly subordinated in right of payment to the Notes and the terms of which require an offer to purchase such other Indebtedness to be made with the proceeds from the sale of assets ("Pari Passu Debt") on a pro rata basis up to an aggregate maximum principal amount of Notes and such Pari Passu Debt equal to such Unutilized Net Cash Proceeds, at a purchase price in cash equal, in the case of the Notes, to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the purchase date thereof and, in the case of such other Indebtedness, the purchase price specified by the terms thereof; provided, however, that the Net Proceeds Offer may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $10.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $10.0 million, will be applied as required pursuant to this Section 4.11(e).

        The Company shall mail a notice of a Net Proceeds Offer by first-class mail, postage prepaid, to the record Holders as shown on the register of Holders within 20 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, containing all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

          (1) that the Net Proceeds Offer is being made pursuant to this Section 4.11, that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes and Pari Passu Debt tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select on a pro rata basis, the Notes and Pari Passu Debt to be purchased (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, as applicable, or multiples thereof shall be purchased) and that the Net Proceeds Offer shall remain open for a period of 20 business days or such longer periods as may be required by law;

          (2) the offer price (including the amount of accrued interest) and the Net Proceeds Offer date of payment ("Net Proceeds Offer Payment Date") (which shall be not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date and which shall be at least five business days after the Trustee receives notice thereof from the Company);

          (3) that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender such Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the business day prior to the Net Proceeds Offer Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second business day prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of the Notes such Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

          (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Note surrendered; provided, however, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

        On or before the Net Proceeds Offer Payment Date, the Company shall (a) accept for payment Notes or portions thereof (in integral multiples of $1,000) validly tendered pursuant to the Net Proceeds Offer, (b) deposit with the Paying Agent, in accordance with Section 2.15, U.S. Dollars sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Notes to be purchased and (c) deliver to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (b) above and a copy of the Officers' Certificate specified in clause (c) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, out of the funds deposited with the Paying Agent in accordance with the preceding sentence. The Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall return the Notes purchased to the Company for cancellation. Any monies remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned within three business days by the Trustee to the Company except with respect to monies owed as obligations to the Trustee pursuant to Article VII. For purposes of this Section 4.11, the Trustee shall act as the Paying Agent.

        (f) With respect to any Net Proceeds Offer effected pursuant to this Section 4.11, among the Notes and the Pari Passu Debt that is subject to provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem such Pari Passu Debt with the proceeds from the sale of assets, to the extent the aggregate principal amount of Notes and such Pari Passu Debt tendered pursuant to such Net Proceeds Offer exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Notes and such Pari Passu Debt will be purchased pro rata based on the aggregate principal amount of such Notes and such Pari Passu Debt tendered by each holder thereof. To the extent the Unutilized Net Cash Proceeds exceed the aggregate amount of Notes and Pari Passu Debt tendered by the holders thereof pursuant to such Net Proceeds Offer (such excess constituting an "Excess"), the Company may retain and utilize such Excess for any general corporate purposes. Upon the completion of a Net Proceeds Offer, the amount of Unutilized Net Cash Proceeds will be reset to zero.

        (g) If the Company makes a Net Proceeds Offer, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, any other applicable federal or state securities laws and regulations, any applicable requirements of any securities exchange on which the Notes are listed, IGRA, and the rules and regulations of all applicable Gaming Authorities and any violation of the provisions of this Section 4.11 relating to such Net Proceeds Offer occurring as a result of such compliance will not be deemed a Default or an Event of Default.

        SECTION 4.12    Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to: (A) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary of the Company on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary of the Company, (B) make loans or advances to, or guarantee any Indebtedness or other obligations of, the Company or any other Restricted Subsidiary of the Company or (C) transfer any of its assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of:

        (a) with respect to clauses (A), (B), and (C) of this Section 4.12,

          (1) any Credit Facility; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Company's Board of Directors, not materially more restrictive with respect to such encumbrances and restrictions than those customary in comparable financings (as determined by the Company) and the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes;

          (2) pursuant to an agreement in effect at or entered into on the Issue Date, including, but not limited to, the Existing Facility;

          (3) any applicable law or any rule, regulation or order of any governmental authority;

          (4) any agreement governing Indebtedness of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of the acquisition (except to the extent that Indebtedness was incurred in connection with or in contemplation of the acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

          (5) any agreement for the sale or disposition of the Capital Stock or assets of any Restricted Subsidiary of the Company pending closing of such sale or disposition;

          (6) refinancing Indebtedness permitted under Section 4.10(b)(11); provided, however, that such restrictions, taken as a whole, are, in the good faith judgment of the Company's Board of Directors, not materially more restrictive with respect to such encumbrances and restrictions than those contained in the agreements governing the Indebtedness being refinanced;

          (7) supermajority voting requirements and other customary provisions existing under corporate charters, by-laws, stockholders agreements, joint venture agreements and other similar agreements;

          (8) this Indenture; and

          (9) any agreement or instrument that amends, modifies, restates, renews, increases, supplements, refunds, replaces, extends or refinances any agreement or instrument described in clauses (a)(2), (a)(4) and (a)(8) of this Section 4.12, from time to time, in whole or in part, provided, that the encumbrances or restrictions set forth therein, taken as a whole, are, in the good faith judgment of the Company's Board of Directors, not materially more restrictive than those contained in the predecessor agreement or instrument (regardless of whether the predecessor agreement or instrument remains outstanding in whole or in part).

        (b) with respect to clause (C) of this Section 4.12 only,

          (1) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

          (2) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (3) agreements governing Permitted Liens to the extent such encumbrance or restriction restricts the transfer of the property subject to such Lien;

          (4) purchase money obligations for property acquired in the ordinary course of business (or any agreement or instrument that amends, modifies, restates, renews, supplements, refunds, replaces, extends or refinances any such obligation) that impose restrictions on the property so acquired; and

          (5) customary restrictions imposed on the transfer of, or in licenses related to, copyrights, patents or other intellectual property and contained in agreements entered into in the ordinary course of business.

        SECTION 4.13    Transactions with Affiliates.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into, renew, amend or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any assets or the rendering of any service) with or for the benefit of any of their respective Affiliates (each, an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction, taken as a whole, is on terms which are no less favorable to the Company or such Restricted Subsidiary, as the case may be , than would be available in a comparable transaction on an arm's-length basis with an unaffiliated third party;

          (2) if such Affiliate Transaction or series of related Affiliate Transactions involves aggregate payments or other consideration having a Fair Market Value in excess of $2.0 million, such Affiliate Transaction is in writing and a majority of the disinterested members of the Board of Directors of the Company will have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with the foregoing provisions, or, in the event that there are no disinterested directors, the Trustee has received a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be; and

          (3) if such Affiliate Transaction or series of related Affiliate Transactions involves aggregate payments or other consideration having a Fair Market Value in excess of $10.0 million, such Affiliate Transaction is in writing and the Trustee has received a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be.

        Notwithstanding the foregoing, the restrictions set forth in this Section 4.13 will not apply to:

            (A) transactions, to the extent not otherwise prohibited under this Indenture, between or among the Company and/or one or more Restricted Subsidiaries;

            (B) any Restricted Payment or other Investment or payment permitted to be made pursuant to Section 4.9;

            (C) the payment of customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary of the Company entered into in the ordinary course of business (including customary benefits thereunder) and payments under any indemnification arrangements permitted by applicable law;

            (D) any transactions undertaken pursuant to any contractual obligations in existence on the Issue Date, as such obligations are in effect on the Issue Date or as thereafter amended, restated or amended and restated in any manner not materially adverse to the Holders of Notes, taken as a whole;

            (E) the issue and sale by the Company of its Qualified Capital Stock or any contribution to capital;

            (F) any transaction with an Affiliate where the only consideration paid by the Company or any Restricted Subsidiary of the Company is Qualified Capital Stock of the Company;

            (G) reasonable bid preferences to members of the Nation and their businesses in accordance with Nation policy;

            (H) payments to the Nation for reimbursement of (a) regulatory costs incurred by the Nation attributable to the business and operations of the Company and its Restricted Subsidiaries and (b) the payments of exclusivity fees under the Compact; and

            (I) lease or similar payments to the Nation for the use of land and facilities occupied by Seneca Niagara Casino, Seneca Allegany Casino and Seneca Erie Casino to the extent the amount of such payments does not exceed $1.25 million per month per facility, increasing by 3.0% per annum on each October 1, commencing October 1, 2005.

        In addition, the Company will not amend the Assignment Agreement in a manner that would be materially adverse to the economic interests of the Holders.

        SECTION 4.14    Designation of Unrestricted Subsidiaries.    The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

          (1) no Default or Event of Default will have occurred and be continuing or will result after giving effect to such Designation;

          (2) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.10;

          (3) the Company would be permitted to make an Investment at the time of Designation in an amount of the Designation Amount;

          (4) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary in excess of the value that such Unrestricted Subsidiary would have obtained from a Person who was not an Affiliate will be deemed added to the Designation Amount; and

          (5) such Unrestricted Subsidiary does not own any Key Project Assets or Gaming Licenses.

        The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, at any time (A) provide credit support for, subject any of its assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (B) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, (C) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, or (D) transfer any Key Project Assets or Gaming Licenses to an Unrestricted Subsidiary, except, with respect to clauses (A), (B) and (C) above, such support or liability that would be permitted under Sections 4.9 and 4.10. All Subsidiaries of Unrestricted Subsidiaries will be automatically deemed to be Unrestricted Subsidiaries.

        The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

          (1) no Default or Event of Default will have occurred and be continuing or will result after giving effect to such Revocation;

          (2) at the time of and after giving effect to such Revocation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.10; and

          (3) all Liens of such Unrestricted Subsidiary outstanding immediately following such Revocation would be permitted to be outstanding under Section 4.15.

        All Designations and Revocations must be evidenced by filing by the Company with the Trustee of Board Resolutions and an Officers' Certificate certifying compliance with the foregoing provisions.

        SECTION 4.15    Limitation on Liens.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur or suffer to exist any Liens (other than Permitted Liens) against or upon any of their respective assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, in each case to secure any Indebtedness unless contemporaneously therewith:

          (1) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

          (2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

        SECTION 4.16    Antilayering.    None of the Company or any Guarantor will, directly or indirectly, Incur any Indebtedness that by its terms (or by the terms of any agreement governing such Indebtedness) would be expressly subordinate in right of payment to any other Indebtedness unless such Indebtedness is also by its terms (or by terms of any agreement governing such Indebtedness) subordinate in right of payment to the Notes or the Guarantees, as applicable, at least to the same extent such Indebtedness is subordinated in right of payment to such other Indebtedness; provided, however, that no indebtedness of the Company or any Guarantor will be deemed to be subordinate in right of payment to any other indebtedness solely as a result of one or more of the following: being unsecured, or having a junior lien position; having a later maturity date; or being junior to such other indebtedness with respect to order of payments or application of funds.

        SECTION 4.17    Subsidiary Guarantees.    If the Company or any of its Restricted Subsidiaries acquires or creates another Subsidiary after the Issue Date, then the Company will cause such newly acquired or created Restricted Subsidiary to (i) execute and deliver to the Trustee a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary will unconditionally Guarantee all of the Company's obligations under the Notes and this Indenture on the terms set forth in Article X and (ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary; provided, however, that the Guarantee of any Restricted Subsidiary of SNFGC shall not be effective until the repayment of the Existing Facility.

        SECTION 4.18    Provision of Financial Information.    Whether or not required by the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders within the time periods specified in the SEC's rules and regulations for reporting companies under Section 13 or 15(d) of the Exchange Act:

          (1) all annual and quarterly financial information that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's independent public accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

        Notwithstanding the foregoing, the Company may satisfy such requirements prior to the effectiveness of the registration statement contemplated by the Registration Rights Agreement by filing with the SEC such registration statement, to the extent that any such registration statement contains substantially the same information as would be required to be filed by the Company if it were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include or be accompanied by a reasonably detailed presentation of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

        In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in the third preceding paragraph with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company will also furnish to Holders, securities analysts and prospective investors upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act. The Company will also comply with the other provisions of Section 314(a) of the Trust Indenture Act of 1939.

        SECTION 4.19    Limitation on Capital Stock of Restricted Subsidiaries.    The Company will not permit any of its Restricted Subsidiaries to issue any Capital Stock to any Person (other than to the Company or a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Capital Stock of a Restricted Subsidiary of the Company, if in either case as a result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary of the Company unless the Company's remaining ownership interest in such Person after such sale would be permitted by Section 4.9; provided, however, that this Section 4.19 will not prohibit (x) the Company or any of the Restricted Subsidiaries from selling, transferring or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary or (y) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with Section 4.14.

        SECTION 4.20    Business Activities.    The Company will not, and will not permit any of its Restricted Subsidiaries to, engage, directly or indirectly, in any business other than a Related Business.

        SECTION 4.21    Gaming Licenses.    The Company will use its commercially reasonable efforts to obtain and retain in full force and effect at all times all Gaming Licenses necessary for the operation of the Venues; provided that, if in the course of the exercise of its governmental or regulatory functions the Nation is required to suspend or revoke any consent, permit or license or close or suspend any operation or any part of any Venue as a result of any noncompliance with the law, the Company will use its commercially reasonable efforts to promptly and diligently correct such noncompliance or replace any personnel causing such noncompliance so that such Venue will be opened and fully operating. The Company shall file with the Trustee any Notice of Violation, Order of Temporary Closure, or Assessment of Civil Fines, from the NIGC pursuant to 25 C.F.R. Part 573 or 575 or any successor provision, and any written notice issued by, or cause of action commenced by, New York State under the Compact.

        SECTION 4.22    Maintenance of Insurance.    The Company will, and will cause its Restricted Subsidiaries to, maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty. Customary insurance coverage will be deemed to include, without limitation, the following:

          (1) workers' compensation insurance to the extent required to comply with the Compact or the laws and regulations of any applicable jurisdiction;

          (2) comprehensive general liability insurance with minimum limits of $1.0 million;

          (3) umbrella or excess liability insurance providing excess liability coverages over and above the foregoing underlying insurance policies up to a minimum limit of $4.0 million;

          (4) business interruption insurance; provided that such business interruption insurance will have a minimum limit of at least $50.0 million; and

          (5) property insurance protecting the property against losses or damages as is customarily covered by an "all-risk" policy or a property policy covering "special" causes of loss for a business of similar type and size; provided, however, that such insurance will provide coverage of not less than 100.0% of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements customarily insured consistent with industry standards and with a deductible no greater than 2% of the insured value of the Venues or such greater amount as is available on commercially reasonable terms (other than earthquake or flood insurance, for which the deductible may be up to 10% of such replacement value).

All such insurance policies will be issued by carriers having an A.M. Best & Company, Inc. rating of A or higher and a financial size category of not less than VII, in each case on the date each such policy is issued to the Company, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker.

        SECTION 4.23    Payments for Consent.    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless that consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame described in the solicitation documents relating to that consent, waiver or agreement, as applicable.

        SECTION 4.24    Distributions to the Company from SNFGC.    Except to the extent restricted pursuant to any agreements that are not prohibited under Section 4.12, the Company shall, for so long as SNFGC is not a Guarantor, cause SNFGC to declare and pay regular quarterly dividends or distributions to the Company, within 1 business day after the earlier to occur of (i) the date on which the Company files a Form 10-K or 10-Q with the SEC and (ii) the date by which the SEC's rules and regulations for reporting companies under Section 13 or 15(d) of the Exchange Act specify such Forms must be filed by the Company, in an amount equal to substantially all of the available excess cash flow of SNFGC for such quarter as determined in good faith by the Company's senior officers, subject to such reserves and other amounts as, in the good faith judgment of the Company's senior officers, may be necessary or desirable to operate the business of SNFGC.

ARTICLE V

SUCCESSOR CORPORATION

        SECTION 5.1    Merger, Consolidation and Sale of Assets.    (a) The Company will not consolidate with or merge with or into (whether or not the Company is the Surviving Person) any other entity and the Company will not, and will not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's and its Restricted Subsidiaries' assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) to any Person in a single transaction or series of related transactions, unless:

          (1) either (A) the Company will be the Surviving Person or (B) the Surviving Person (if other than the Company) will be an entity organized and validly existing under the laws of the Nation, and will, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of this Indenture and the Registration Rights Agreement to be performed or observed on the part of the Company;

          (2) immediately thereafter, on a pro forma basis after giving effect to such transaction (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary of the Company in connection with or as a result of such transaction as having been Incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing; and

          (3) immediately after giving effect to any such transaction including the Incurrence by the Company or any of its Restricted Subsidiaries, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary of the Company in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur, on a pro forma basis after giving effect to such transaction, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.10.

        Notwithstanding Section 5.1(a)(3), any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its assets to the Company or another Restricted Subsidiary of the Company.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitute all or substantially all the assets of the Company, will be deemed to be the transfer of all or substantially all the assets of the Company.

        (b) A Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with Section 4.17) may not sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the Surviving Person), another Person (other than the Company or any other Guarantors) unless:

          (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2) either:

            (A) in the case of a sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of such Guarantor's assets, the Net Cash Proceeds of such sale or other disposition are applied in accordance with Section 4.11; or

            (B) in the case of a consolidation with or merger into another Person, either (i) such Guarantor will be the Surviving Person or (ii) the Surviving Person (if other than such Guarantor) will be an entity organized and validly existing under the laws of the Nation, and will, in any such case, expressly assume by a supplemental indenture reasonably satisfactory to the Trustee all obligations of such Guarantor under its Guarantee and the performance and observance of every covenant of this Indenture and the Registration Rights Agreement to be performed or observed on the part of such Guarantor.

        (c) In connection with any consolidation, merger, transfer, lease or other disposition contemplated hereby, the Company will deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, together stating that such consolidation, merger, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements under this Indenture. In addition, each Guarantor, in the case of a transaction described in Section 5.1(a) where the Company is not the Surviving Person, unless it is the other party to the transaction or unless its Guarantee will be released and discharged in accordance with its terms as a result of the transaction, will be required to confirm, by supplemental indenture, that its Guarantee will continue to apply to the obligations of the Surviving Person under this Indenture.

        SECTION 5.2    Successor Person Substituted.    Upon any consolidation or merger of the Company or any Guarantor or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company or a Guarantor is not the Surviving Person, the Surviving Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Notes and the Registration Rights Agreement or such Guarantor under this Indenture, the Guarantee of such Guarantor and the Registration Rights Agreement, as the case may be, with the same effect as if such successor corporation had been named as the Company or such Guarantor, as the case may be, therein; and thereafter except in the case of a lease, the Company will be discharged from all obligations and covenants under this Indenture, the Notes and the Registration Rights Agreement and such Guarantor will be discharged from all obligations and covenants under this Indenture, the Registration Rights Agreement and the Guarantee of such Guarantor, as the case may be.

        For all purposes of this Indenture and the Notes (including the provision of this Section 5.1 and Sections 4.9, 4.10 and 4.15), Subsidiaries of any Surviving Person will, upon such transaction or series of related transactions, become Restricted Subsidiaries unless and until designated as Unrestricted Subsidiaries pursuant to and in accordance with the terms of this Indenture and all Indebtedness, and all Liens on assets, of the Company and the Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions will be deemed to have been Incurred upon such transaction or series of related transactions.

ARTICLE VI

DEFAULTS AND REMEDIES

        SECTION 6.1    Events of Default.

        The occurrence of any of the following is an "Event of Default" under this Indenture:

          (1) failure to pay principal of (or premium, if any, on) any Note when due and payable, whether at its Stated Maturity, upon optional redemption, upon required purchase, upon acceleration or otherwise;

          (2) failure to pay any interest on any Note when due and payable, and such failure continues for 30 days or more;

          (3) failure to perform or comply with any of the provisions described in Sections 4.8, 4.11 or 5.1;

          (4) failure to perform any other covenant or agreement of the Company or a Guarantor under this Indenture, in the Notes or in a Guarantee (other than those defaults specified in clause (1), (2) or (3) above) continued for 60 days or more after written notice to the Company by the Trustee or to the Trustee and the Company by Holders of at least 25% in aggregate principal amount of the then outstanding Notes;

          (5) a default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of the Restricted Subsidiaries having an outstanding principal amount of greater than $10.0 million individually or in the aggregate, which default (A) is caused by a failure to pay at final maturity principal on such Indebtedness after giving effect to any applicable grace period, (B) results in the acceleration of such Indebtedness prior to its express final maturity or (C) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness;

          (6) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of the Restricted Subsidiaries in an amount of greater than $10.0 million (which are not covered by a reputable and solvent third party insurer as to which such insurer has not disclaimed coverage) which remain undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

          (7) a Guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable or a Guarantee is found to be invalid or a Guarantor denies its liability under its Guarantee or gives notice to that effect (other than by reason of release of the Guarantor in accordance with the terms of this Indenture);

          (8) a court of competent jurisdiction enters (x) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or (y) a decree or order adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries under any applicable Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period 90 consecutive days; or

    (9) (a) the Company or any of its Significant Subsidiaries commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated as bankrupt or insolvent; or

            (b) the Company or any of its Significant Subsidiaries consents to the entry of a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any of its Significant Subsidiaries; or

            (c) the Company or any of its Significant Subsidiaries files a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law; or

            (d) the Company or any of its Significant Subsidiaries consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or of any substantial part of their property; or

            (e) the Company or any of its Significant Subsidiaries makes an assignment for the benefit of creditors.

          (10) cessation of any material portion or aspect of gaming operations for a period of more than 90 consecutive days at the Venues, taken as a whole (other than as a result of a casualty loss);

          (11) failure by the Nation to comply with any provision of the Nation Agreement for 45 days after notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes to comply;

          (12) failure by the Nation to be a sovereign Indian nation recognized by the United States of America;

          (13) the rendering of a final judgment or judgments (not subject to appeal or further review) by a court of competent jurisdiction determining that the Compact is invalid; and

          (14) failure of the lands on which the Company's Niagara Falls gaming operations are located to remain as lands eligible for gaming under the IGRA.

        SECTION 6.2    Acceleration of Maturity; Rescission.    If an Event of Default with respect to the Notes (other than an Event of Default with respect to the Company or any Guarantor that is a Significant Subsidiary described in clause (8) or (9) of Section 6.1) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by notice in writing to the Trustee and the Company, may declare the unpaid principal of (and premium, if any) and accrued and unpaid interest to the date of acceleration on all the outstanding Notes to be due and payable immediately. If an Event or Default specified in clause (8) or (9) of Section 6.1 with respect to the Company or any Guarantor that is a Significant Subsidiary occurs under this Indenture, the Notes will automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

        At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in aggregate principal amount of the Notes, on behalf of all Holders of Notes, may rescind and cancel such declaration and its consequences (a) if the rescission would not conflict with any judgment or decree, (b) if all existing Events of Default with respect to Notes have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (d) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances, and (e) in the event of the cure or waiver of an Event of Default of the type described in clause (8) or (9) of Section 6.1, the Trustee has received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

        No such rescission will affect any subsequent Default or impair any right consequent thereto.

        SECTION 6.3    Other Remedies.    If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.3 shall be reimbursed to the Trustee by the Company.

        SECTION 6.4    Waiver of Past Defaults and Events of Default.    Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in aggregate principal amount of Notes at the time outstanding may on behalf of the Holders of all the Notes waive any past Default with respect to such Notes and its consequences (including any such waiver obtained in connection with a tender offer or exchange offer for the Notes) by providing written notice thereof to the Company and the Trustee, except a Default (1) in the payment of interest on or the principal of (or premium on) any Note, including such Default arising from failure to purchase any Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected. In the case of any such waiver, the Company, the Trustee and the Holders of the Notes will be restored to their former positions and rights under this Indenture, respectively; provided, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

        SECTION 6.5    Control by Majority.    The Holders of a majority in aggregate principal amount of Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any power or trust conferred upon the Trustee under this Indenture with respect to the Notes; provided, however, that subject to the provisions of this Indenture, the Trustee shall have the right to decline to follow any such direction if the Trustee, advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall by responsible officers determine that the action or proceeding so directed would involve the Trustee in liability or that the Trustee is not satisfactorily indemnified from the costs thereof.

        SECTION 6.6    Limitation on Suits.    No Holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless such Holder will have previously given to the Trustee written notice of a continuing Event of Default thereunder and unless the Holders of at least 25% of the aggregate principal amount of the outstanding Notes will have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as the Trustee, and the Trustee will have not have received from the Holders of a majority in aggregate principal amount of such outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of such a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

        A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

        SECTION 6.7    No Personal Liability of the Nation or Certain Individuals.    Neither the Nation nor any member of the Nation, council member, director, officer, employee, agent, representative, attorney, incorporator or stockholder of the Company, any Subsidiary or the Nation or holder of an Ownership Interest of the Company or any of its Subsidiaries, as such, will have any liability for any obligations of the Company or any of its Affiliates under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws. Other than as specifically set forth in this Indenture, nothing contained herein shall constitute a waiver of the sovereign immunity of either the Company or the Nation.

        SECTION 6.8    Rights of Holders To Receive Payment.    Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and interest on the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of the Holder.

        SECTION 6.9    Collection Suit by Trustee.    If an Event of Default in payment of principal, premium or interest specified in Section 6.1(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        SECTION 6.10    Trustee May File Proofs of Claim.    The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof) and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

        SECTION 6.11    Priorities.    If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

          FIRST: to the Trustee for amounts due under Section 7.7 hereof;

          SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

          THIRD: to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

        The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

        SECTION 6.12    Undertaking for Costs.    In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.8 hereof or a suit by Holders of more than 10% in aggregate principal amount of the Notes then outstanding.

ARTICLE VII

TRUSTEE

        SECTION 7.1    Duties of Trustee.    (a) If an Event of Default actually known to a responsible officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the same circumstances in the conduct of his or her own affairs.

        The Trustee shall not be deemed to have notice of any Default or Event of Default unless a responsible officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

        (b) Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate, subject to the requirement in the preceding sentence, if applicable.

        (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

          (2) The Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof.

          (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

        (d) Whether or not therein expressly so provided, paragraphs (a), (b), (c) and (e) of this Section 7.1 shall govern every provision of this Indenture that in any way relates to the Trustee.

        (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

        (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

        SECTION 7.2    Rights of Trustee.    Subject to Section 7.1 hereof:

          (1) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.5 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute gross negligence or bad faith.

          (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (6) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

          (7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and the Guarantors and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (8) The Trustee may request that the Company and the Guarantors deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

        SECTION 7.3    Individual Rights of Trustee.    The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Company or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

        The Trustee is permitted to engage in other transactions with the Company or an Affiliate of the Company; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

        SECTION 7.4    Trustee's Disclaimer.    The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Nation Agreement or the Notes, it shall not be accountable for the Company's or any Guarantor's use of the proceeds from the sale of Notes or any money paid to the Company or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes or this Indenture other than its certificate of authentication.

        SECTION 7.5    Notice of Defaults.    The Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the Notes outstanding, give the Holders of the Notes thereof notice of all uncured Defaults or Events of Default thereunder known to it. Except in the case of a Default or an Event of Default in payment with respect to the Notes or a Default or Event of Default in complying with Section 5.1, the Trustee may withhold such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders of the Notes.

        SECTION 7.6    Reports by Trustee to Holders.    If required by TIA §313(a), within 60 days after May 15 of any year, commencing 2005 the Trustee shall mail to each Holder a brief report dated as of such date that complies with TIA §313(a). The Trustee also shall comply with TIA §313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA §313(c) and TIA §313(d).

        Reports pursuant to this Section 7.6 shall be transmitted by mail:

          (1) to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and

          (2) to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

        A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

        At the expense of the Company, the Trustee or, if the Trustee is not the Registrar, the Registrar, shall report the names of record Holders to any Gaming Authority when requested to do so by the Company.

        At the express direction of the Company and at the Company's expense, the Trustee will provide any Gaming Authority with:

          (1) copies of all notices, reports and other written communications which the Trustee gives to Holders;

          (2) a list of all of the Holders promptly after the original issuance of the Notes and periodically thereafter if the Company so directs;

          (3) notice of any Default under this Indenture, any acceleration of the Indebtedness evidenced hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of a Default or Event of Default hereunder;

          (4) notice of the removal or resignation of the Trustee within five (5) Business Days of the effectiveness thereof;

          (5) notice of any transfer or assignment of rights under this Indenture known to the Trustee within five (5) Business Days thereof; and

          (6) a copy of any amendment to the Notes or this Indenture within five (5) Business Days of the effectiveness thereof.

        To the extent requested by the Company and at the Company's expense, the Trustee shall cooperate with any Gaming Authority in order to provide such Gaming Authority with the information and documentation requested and as otherwise required by applicable law.

        SECTION 7.7    Compensation and Indemnity.    The Company and the Guarantors shall pay to the Trustee and Agents from time to time reasonable compensation for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company and the Guarantors shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        The Company and the Guarantors, jointly and severally, shall fully indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys' fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Company and the Guarantors in writing promptly of any claim of which a responsible officer of the Trustee has actual knowledge asserted against the Trustee or Agent for which it may seek indemnity; however, the failure by the Trustee or Agent to so notify the Company and the Guarantors shall not relieve the Company and the Guarantors of their obligations hereunder except to the extent the Company and the Guarantors are actually prejudiced thereby.

        Notwithstanding the foregoing, the Company and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability determined by a court of competent jurisdiction to have been incurred by the Trustee through its own negligence or bad faith.

        To secure the payment obligations of the Company and the Guarantors in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes.

        The obligations of the Company and the Guarantors under this Section 7.7 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Company and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(8) or (9) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

        For purposes of this Section 7.7, the term "Trustee" shall include any trustee appointed pursuant to this Article VII.

        SECTION 7.8    Replacement of Trustee.    The Trustee may resign by so notifying the Company and the Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

          (1) the Trustee fails to comply with Section 7.10 hereof;

          (2) the Trustee is adjudged as bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

        If any Gaming Authority requires a Trustee to be approved, licensed or qualified and the Trustee fails or declines to do so, such approval, license or qualification shall be obtained upon the request of, and at the expense of, the Company unless the Trustee declines to do so, or, if the Trustee's relationship with the Company may, in the Company's discretion, jeopardize any material gaming license or franchise or right of approval granted thereto, the Trustee shall resign, and, in addition, the Trustee may at its option resign if the Trustee in its sole discretion determines not to be so approved, licensed or qualified.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.7 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

        SECTION 7.9    Successor Trustee by Consolidation, Merger, etc.    If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article VII.

        SECTION 7.10    Eligibility; Disqualification.    This Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1) and (2) in every respect. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA §310(b), including the provision in §310(b)(1).

        SECTION 7.11    Preferential Collection of Claims Against Company.    The Trustee shall comply with TIA §311(a), excluding any creditor relationship listed in TIA §311 (b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

        SECTION 7.12    Paying Agents.    The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

          (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

          (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

          (C) that it will give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

ARTICLE VIII

AMENDMENTS, SUPPLEMENTS AND WAIVERS

        SECTION 8.1    Without Consent of Holders.    This Indenture may be amended by the Company, the Guarantors, SNFGC and the Trustee, without the consent of any Holder, to:

          (1) cure any ambiguity, defect or inconsistency in this Indenture;

          (2) evidence the obligations of a new Guarantor to comply with the provisions described in Section 4.17 or to evidence the succession of another Person to the Company or a Guarantor and the assumption by any such successor of the applicable obligations in accordance with Section 5.1;

          (3) comply with any requirements of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;

          (4) evidence and provide for the acceptance of appointment by a successor Trustee;

          (5) provide for uncertificated Notes in addition to certificated Notes;

          (6) make any other change that would provide any additional benefit or rights to the Holders or that does not materially adversely affect the rights of any Holder;

          (7) evidence or to provide for a replacement Trustee;

          (8) add covenants and agreements of the Company or the Guarantors for the benefit of all of the Holders of all of the Notes and to surrender any right or power herein reserved to the Company or the Guarantors; or

          (9) make any amendment to the provisions of this Indenture relating to the form, authentication, transfer and legending of the Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in the Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially affect the rights of Holders to transfer the Notes.

        SECTION 8.2    With Consent of Holders.    Modifications and amendments of this Indenture may be made by the Company, the Guarantors, SNFGC and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes); provided, however, that no such modification or amendment to this Indenture may, without the consent of the Holder of each Note affected thereby:

          (1) change the maturity of the principal of any such Note;

          (2) reduce the principal amount of (or the premium on) any such Note;

          (3) reduce the rate of or extend the time for payment of interest on any such Note;

          (4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described in paragraph 5 of the Note;

          (5) change the currency of payment of principal of (or premium on) or interest on any such Note;

          (6) impair the right of the Holders of Notes to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to any such Note;

          (7) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of this Indenture or the Notes or for waiver of any Default or Event of Default in respect thereof;

          (8) waive a default in the payment of principal of, interest on, or redemption payment with respect to, the Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

          (9) cause the Notes or the Guarantees to become subordinate in right of payment to any other Indebtedness;

          (10) following an event or circumstance which may give rise to the requirement to make a Change of Control Offer or Net Proceeds Offer, modify the provisions of any covenant (or the related definitions) in this Indenture requiring the Company to make a Change of Control Offer or Net Proceeds Offer in a manner materially adverse to the Holders of Notes affected thereby;

          (11) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

          (12) make any change in the amendment or waiver provisions of this Indenture.

        It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under Section 8.1 or this Section 8.2 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

        Upon the written request of the Company accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.6 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

        SECTION 8.3    Compliance with Trust Indenture Act.    Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

        SECTION 8.4    Revocation and Effect of Consents.    Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

        After an amendment, supplement, waiver or other action becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (12) of Section 8.2 hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder who has consented to it and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder's Note.

        SECTION 8.5    Notation on or Exchange of Notes.    If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

        SECTION 8.6    Trustee To Sign Amendments, etc.    The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article VIII if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.1 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 12.4, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms (subject to customary exceptions).

ARTICLE IX

DISCHARGE OF INDENTURE; DEFEASANCE

        SECTION 9.1    Discharge of Indenture.    Upon the request of the Company, this Indenture will cease to be of further effect and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Notes and this Indenture when:

          (a) either

            (1) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation or

            (2) all Notes not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of, the Company;

          (b) the Company has deposited or caused to be deposited with the Trustee, in trust for the benefit of the Holders of the Notes, all sums payable by it on account of principal of, premium, if any, and interest on all Notes (except lost, stolen or destroyed Notes which have been replaced or paid) or otherwise, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at the Stated Maturity or redemption date, as the case may be; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, together stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of the Notes and this Indenture have been complied with.

        After such delivery, the Trustee upon Company Request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes and this Indenture except for those surviving obligations specified below.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 7.7, 9.5 and 9.6 hereof shall survive such satisfaction and discharge.

        SECTION 9.2    Legal Defeasance.    The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors and the Nation discharged with respect to the outstanding Notes on a date the conditions set forth in Section 9.4 hereof are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.6 hereof, execute instruments in form and substance reasonably satisfactory to the Trustee and Company acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.4 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 2.3, 2.4, 2.5, 2.6, 2,7, 2.8, 2.11, 4.2, 4.3 and 4.5, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.7) and the Company's obligations in connection therewith and (D) this Article IX.

        Subject to compliance with this Article IX, the Company may exercise its option under this Section 9.2 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.3 below with respect to the Notes.

        SECTION 9.3    Covenant Defeasance.    The Company may, at its option and at any time, elect to have its obligations under Sections 4.3 (other than as it relates to legal existence of the Company), 4.8 through 4.17, 4.18 (except for obligations mandated by the TIA) and 4.19 through 4.24 and Section 5.1 and the covenants of the Nation contained in Section 2 of the Nation Agreement released with respect to the outstanding Notes on a date the conditions set forth in Section 9.4 are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may fail to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise of the option in this Section 9.3, subject to the satisfaction of the conditions set forth in Section 9.4 hereof, Sections 6.1(3), (4), (5), (6), (10) and (11) hereof shall not constitute Events of Default.

        Notwithstanding any discharge or release of any obligations under this Indenture pursuant to Section 9.2 or this Section 9.3, the Company's obligations in Sections 2.4, 2.6, 2.7, 2.8, 7.7, 9,5, 9.6 and 9.8 shall survive until such time as the Notes have been paid in full.

        Thereafter, the Company's obligations in Sections 7.7, 9.5 and 9.8 shall survive.

        SECTION 9.4    Conditions to Legal Defeasance or Covenant Defeasance.    The following shall be the conditions to application of Section 9.2 or Section 9.3 hereof to the outstanding Notes:

          (a) (1) the Company has irrevocably deposited or caused to be deposited in trust for the benefit of the Holders with the Trustee or a Paying Agent or a trustee satisfactory to the Trustee and the Company, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee and any such Paying Agent, (x) money in an amount sufficient, or (y) U.S. Government Obligations that shall be payable as to principal and interest in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (without consideration of any reinvestment of such interest), or (z) any combination thereof in an amount sufficient to pay the principal of and interest on the outstanding Notes on the dates such installments are due to redemption or Stated Maturity, (2) the trustee of the irrevocable trust has been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee, and (3) the Trustee or Paying Agent shall have been irrevocably instructed in writing to apply the deposited money and the proceeds from U.S. Government

  Obligations in accordance with the terms of this Indenture and the terms of the Notes to the payment of principal of and interest on the Notes;

          (b) the deposit described in clause (a) above will not result in a breach or violation of, or constitute a Default under, any other material agreement or instrument to which the Company or any Restricted Subsidiary is a party or by which the Company or any Restricted Subsidiary is bound (other than this Indenture and other than breaches, violations, or defaults arising solely out of Defaults and Events of Default described in the parenthetical in Section 9.4(c)(1));

          (c) no Default has occurred and is continuing as of the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness and entering into of customary documentation in connection therewith, including agreements granting Liens to secure such Indebtedness, all or a portion of the proceeds of which will be used to defease the Note pursuant to this Article 9 concurrently with such incurrence);

          (d) the Company has paid or caused to be paid all sums currently due and payable by the Company under this Indenture and under the Notes;

          (e) such defeasance shall not cause or permit any Notes then listed on any national securities exchange to be delisted;

          (f) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, together stating that all conditions precedent provided for in this Indenture relating to the termination by the Company of its obligations have been complied with;

          (g) in the case of an election under Section 9.2, the Company has delivered to the Trustee either (1) a ruling received from the Internal Revenue Service to the effect that, or (2) an Opinion of Counsel by counsel who is not an employee of the Company stating that, since the date of this Indenture, there has been a change in the applicable federal income tax law, and based upon either case (1) or (2) such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its legal defeasance option and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such legal defeasance option had not been exercised; and

          (h) in the case of an election under Section 9.3, the Company has delivered to the Trustee either (1) a ruling received from the Internal Revenue Service to the effect that, or (2) an Opinion of Counsel by counsel who is not an employee of the Company to the effect that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its covenant defeasance option and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance option had not been exercised.

        SECTION 9.5    Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.    All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.4 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Anything in this Article IX to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a Company Request any money or U.S. Government Obligations held by it as provided in Section 9.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (or, if nationally recognized firms of independent public accountants will not provide such service in the ordinary course of their business, such other evidence as the Trustee deems reasonably satisfactory), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

        SECTION 9.6    Reinstatement.    If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.1, 9.2 or 9.3 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article IX until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.1 hereof; provided that if the Company or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

        SECTION 9.7    Moneys Held by Paying Agent.    In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.4 hereof, to the Company upon a Company Request (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

        SECTION 9.8    Moneys Held by Trustee.    Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors) upon a Company Request, or if such moneys are then held by the Company or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Guarantors, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.4 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the Guarantors or the release of any money held in trust by the Company or any Guarantors, as the case may be, Holders entitled to the money must look only to the Company and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE X

GUARANTEE OF NOTES

        SECTION 10.1    Guarantee.    Subject to the provisions of this Article X, the Guarantors, by execution of this Indenture, jointly and severally, unconditionally guarantee to each Holder (i) the due and punctual payment of the principal of and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note, this Indenture and the Registration Rights Agreement, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note, this Indenture or the Registration Rights Agreement, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor; provided, however, that the Guarantees by SNFGC and its Restricted Subsidiaries shall not be effective until the repayment in full of the Existing Facility.

        Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

        The Guarantors shall have the right to seek contribution from any non-paying Guarantor in a pro rata amount based on the net assets of each Guarantor so long as the exercise of such right does not impair the rights of any Holder under the Guarantees.

        SECTION 10.2    Execution and Delivery of Notation of Guarantee.    To further evidence the Guarantee set forth in Section 10.1, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit G hereto, may be endorsed on each Note authenticated and delivered by the Trustee and such notation of Guarantee may be executed by either manual or facsimile signature of an officer or an officer of a general partner, as the case may be, of each Guarantor.

        Each of the Guarantors hereby agrees that its Guarantee set forth in Section 10.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

        If an officer of a Guarantor whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates Notes or at any time thereafter, such Guarantor's Guarantee of such Notes shall be valid nevertheless.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

        SECTION 10.3    Limitation of Guarantee.    The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantee by such Guarantor of the Existing Facility) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

        SECTION 10.4    Additional Guarantors.    The Company covenants and agrees that it shall cause any Person which becomes obligated to guarantee the Notes, pursuant to the terms of Section 4.17, to execute a supplemental indenture and any other documentation requested by the Trustee satisfactory in form and substance to the Trustee in accordance with Section 4.17 pursuant to which such Restricted Subsidiary shall guarantee the obligations of the Company under the Notes and this Indenture in accordance with this Article X with the same effect and to the same extent as if such Person had been named herein as a Guarantor.

        SECTION 10.5    Release of Guarantors.    The Guarantee of any Restricted Subsidiary will be automatically and unconditionally released and discharged upon any of the following:

          (a) upon any sale or other disposition of all or substantially all of the assets of such Restricted Subsidiary (including by way of merger or consolidation or any sale of all of the Capital Stock of that Restricted Subsidiary) to a Person that is not the Company or a Subsidiary of the Company; provided that the Company shall, if applicable, apply the Net Cash Proceeds of that sale or other disposition in accordance with the applicable provisions of Section 4.11; or

          (b) if the Company designates such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 4.14;

and in each such case, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, together stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder. The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee under this Article X.

        SECTION 10.6    Waiver of Subrogation.    Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.6 is knowingly made in contemplation of such benefits.

        SECTION 10.7    Notice to Trustee.    The Company or any Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or any such Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Guarantees. Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees, unless and until the Trustee shall have received written notice thereof from the Company no later than one Business Day prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.7, and subject to the provisions of Sections 7.1 and 7.2 hereof, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 10.7 at least one Business Day prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than one Business Day prior to such date.

        SECTION 10.8    Subordination of Guarantees in Certain Circumstances.    The Company, the Trustee and each Guarantor agree, and each Holder by accepting a Note agrees, that the payment of such Guarantor's Guarantee (including any amounts in respect of the principal of, premium, if any, or interest on the Notes and any other payment obligation in respect of the Notes, including any obligation to purchase Notes) is subordinated in right of payment to the prior payment in full of any Term Loan Guaranty (including any amounts in respect of principal, premium or interest) made by such Guarantor, if and to the extent such subordination is required by the Term Loan-Nation Agreement, and only at the times and under the circumstances specified therein. In order to further evidence such subordination, if required pursuant to the Term Loan-Nation Agreement and any Term Loan Guaranty issued pursuant thereto, the Trustee, on behalf of the Holders, and such Guarantor shall enter into a customary subordination agreement (including turn-over provisions) upon such terms as are reasonably acceptable to the Term Loan Lender, subject to the limitations with respect thereto set forth in the Term Loan-Nation Agreement and such Term Loan Guaranty.

ARTICLE XI

LIMITED WAIVER OF SOVEREIGN IMMUNITY; SPECIFIC CONSENT TO JURISDICTION;
EXHAUSTION OF TRIBAL REMEDIES; DISPUTE RESOLUTION

        SECTION 11.1    Limited Waiver of Sovereign Immunity; Specific Consent to Jurisdiction; Exhaustion of Tribal Remedies.

          (a)    Retention of Sovereign Immunity.    By executing this Indenture, none of the Company or the Guarantors waives, limits or modifies its sovereign immunity from unconsented suit or judicial litigation, except as provided for herein.

          (b)    Scope of Waiver.    The Company and the Guarantors hereby grant to the Trustee (and the Holders of Notes and their respective representatives), an irrevocable limited waiver of sovereign immunity from unconsented suit and consent to suit in accordance with this Indenture solely and exclusively to:

          (1) interpret or enforce the terms of this Indenture or the Notes;

          (2) compel arbitration under the commercial arbitration rules of the American Arbitration Association;

          (3) enforce an arbitrator's decision with respect to arbitration under the commercial arbitration rules of the American Arbitration Association;

          (4) order amounts payable under this Indenture and the Notes to be paid in accordance with the terms thereof and enforce the award of damages owing as a consequence of a breach of this Indenture or the Notes, whether such order or award is the product of litigation or arbitration;

          (5) order the seizure and sale of any assets of the Company or a Guarantor used or held for use in the Related Business, or the exercise of any other remedy available generally in the State of New York for judgment creditors;

          (6) determine whether any consent or approval of the Company or a Guarantor has been improperly granted or unreasonably withheld; and

          (7) enforce any judgment or arbitration decision prohibiting the Company or a Guarantor from taking any action, or mandating or obligating the Company or a Guarantor to take any action.

          (c)    Procedural Requirements.    The limited waiver by each of the Company and the Guarantors of its sovereign immunity as to unconsented suit is effective if, and only if, each and every one of the following conditions is met:

          (1) the claim is made by the Trustee (or by the Holders of Notes or their respective representatives);

          (2) the claim alleges a breach by the Company and the Guarantors under this Indenture or the Notes;

          (3) the claim seeks (a) payment of a specified sum, some specific action, or discontinuance of some action, by the Company or any of the Guarantors to bring the Company or the Guarantors, as applicable, into full compliance with the duties and obligations expressly assumed by the Company and the Guarantors under this Indenture or the Notes; or (b) money damages for noncompliance with the terms and provisions of this Indenture;

          (4) the claim is made in a detailed written statement to each of the Company and the Guarantors against which such claim is being made stating the specific action or discontinuance of action by the Company and the Guarantors that would cure the alleged breach or non-performance, or the sum of money claimed to be due and owing to the Trustee (or the Holders of the Notes) by reason of such specific breach or non-performance, and the Company and the Guarantors shall have seven (7) calendar days to cure or cause the cure of such breach or non-performance or to make such payment before judicial proceedings may be instituted; provided, however, that this cure period may be reasonably extended in the sole discretion of the Trustee (or the Holders of the Notes or their respective representatives) for non-monetary matters as long as the Company and the Guarantors are making good faith efforts to cure such breach or non-performance; and

          (5) with respect to any claim authorized herein, initial suit, as authorized herein, shall be commenced within the later of three (3) years after the claim accrues or is discovered upon the exercise of due diligence, or such claim shall be forever barred. The waiver granted herein shall commence on the date hereof and shall continue for three (3) years following the date of the termination of this Indenture, except that the waiver shall remain effective for any proceedings then pending, and all appeals therefrom.

          (d)    Recipient of Waiver.    The recipients of the benefit of the irrevocable waiver of sovereign immunity are limited to the Trustee and each Holder of the Notes.

          (e)    Governing Law.    Each of the Company, the Guarantors and the Trustee hereby agrees that any dispute arising under the provisions of this Indenture shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state.

          (f)    Enforcement.    Each of the Company and the Guarantors irrevocably waives its sovereign immunity from a judgment or order consistent with the terms and provisions of this limited waiver and agreement, which is final because either the time for appeal thereof has expired or the judgment or order is issued by a court having final appellate jurisdiction over the matter. Each of the Company and the Guarantors consents to the jurisdiction of, to be sued in and accepts and agrees to be bound by any order or judgment of any of the United States District Courts for New York or the New York State Supreme Court, and any federal or state court having appellate jurisdiction thereover, consistent with the terms and provisions of this limited waiver and agreement. Each of the Company and the Guarantors irrevocably waives its sovereign immunity as to an action by the Trustee (or by the Holders of the Notes or their respective representatives) in any United States District Courts for New York or the New York State Supreme Court, and in the federal or state courts having appellate jurisdiction thereover, seeking injunctive and/or declaratory relief against the Company or any of the Guarantors based upon any attempt to revoke its irrevocable waiver of its sovereign immunity under this Indenture or the Notes, and as to enforcement in said United States Federal District Courts or New York State Supreme Court of any such final judgment against the Company or any of the Guarantors. Without in any way limiting the generality of the foregoing, each of the Company and the Guarantors expressly authorizes any governmental authorities who have the right and duty under applicable law to take any action authorized or ordered by any court, to take such action to give effect to any judgment entered or order granted in accordance with the terms of this Indenture.

          (g)    Waivers.    Each of the Company and the Guarantors hereby expressly and irrevocably waives:

            (1) its rights to have any dispute, controversy, suit, action or proceeding arising under this Indenture heard in any forum other than as set forth in Section 11.1(f) whether or not such forum now exists or is hereafter created;

            (2) any claim or right which it may possess to the exercise of jurisdiction by any Nation Forum, including, without limitation, any determination that any Nation Forum has jurisdiction over any such dispute, controversy, suit, action or proceeding or jurisdiction to determine the scope of such Nation Forum's jurisdiction;

            (3) any requirement which may exist for exhaustion of any remedies available in any Nation Forum prior to the commencement of any dispute, controversy, suit, action or proceeding in any state or federal court even if any such Nation Forum would have concurrent jurisdiction over any such dispute, controversy, suit, action or proceeding but for such waiver;

            (4) its sovereign immunity as to the action of the Trustee in any of the United States District Courts for New York or the New York State Supreme Courts, and in the federal or state courts having appellate jurisdiction thereover, seeking injunctive and/or declaratory relief against the Company or any Guarantor, as applicable, based upon an attempt by any of them to revoke its irrevocable waiver of its sovereign immunity or other waivers granted hereunder; and

            (5) its sovereign immunity from a judgment or order (including any appellate judgment or other order) and post-judgment proceedings supplemental thereto consistent with the terms and provisions hereof, which is final because either the time for appeal thereof has expired or the judgment or an order is issued by the court having final jurisdiction over the matter.

          (h)    No Revocation of Sovereign Immunity Waiver.    Each of the Company and the Guarantors agrees not to revoke or limit, in whole or in part, its limited waiver of sovereign immunity contained in this limited waiver and agreement or in any way attempt to revoke or limit, in whole or in part, such limited waiver of sovereign immunity. In the event of any such revocation, limitation, attempted revocation, or attempted limitation, the parties hereto expressly recognize and agree that there remains no adequate remedy at law available to the Trustee, it will be irreparably injured upon any revocation or limitation hereof, and each of the Company and the Guarantors hereby consents to the entry of appropriate injunctive relief, consistent with the terms and conditions of this Indenture or the Notes, as applicable. In the event of any attempted limitation or revocation of the limited waiver of sovereign immunity granted herein, the Trustee may immediately seek judicial injunctive relief as provided in this limited waiver and agreement without first complying with any of the prerequisites contained herein to the limited waiver of sovereign immunity granted herein. Any action seeking injunctive relief hereunder shall be brought in one of the United States District Courts for New York or the New York State Supreme Court, and each of the Company and the Guarantors expressly consents to the jurisdiction of, and agrees to be bound by, any order or judgment of such District Courts or state court, and any federal or state court with appellate jurisdiction thereover.

        SECTION 11.2    Dispute Resolution.

          (a)    Arbitration.    If, and only if, a dispute arises between the parties over a matter for which the Company and the Guarantors have provided a limited waiver of immunity under this Indenture or the Notes, as applicable (the "Dispute"), and neither the United States District Courts for New York nor the New York State Supreme Court can or is willing to hear the Dispute, then either party may request binding arbitration of such Dispute in accordance with the procedures set forth herein. To initiate binding arbitration of such Dispute, a party shall notify the other party in writing. The Dispute shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court. One arbitrator shall preside and shall be selected by the American Arbitration Association.

          (b)    Restraining Order/Preliminary Injunction.    Any party, before or during any arbitration, may apply to a court having jurisdiction as provided under Section 11.1 for a temporary restraining order or preliminary injunction where such relief is necessary to protect its interests pending completion of the dispute resolution proceedings.

          (c)    Confidentiality.    Neither party nor the arbitrator may disclose the existence or results of any arbitration hereunder, which shall be considered confidential to the parties hereto, except:

            (1) with the express prior written consent of the other party, which consent shall not be unreasonably withheld or delayed;

            (2) as required by applicable law, the rules of any relevant stock exchange or requirement of the Trustee, by order or decree of a court or other governmental authority having jurisdiction over such party, or in connection with such party's enforcement of any rights it may have at law or in equity;

            (3) on a "need to know" basis to persons within or outside such party's organization, such as attorneys, accountants, bankers, financial advisors and other consultants; or

            (4) after such information has become publicly available without breach of this Indenture.

          (d)    Fees and Costs.    In the event of arbitration, the prevailing party shall be entitled to all of its costs, including reasonable attorneys' fees and costs and expenses, from the nonprevailing party.

          (e)    Location of Arbitration.    The arbitration shall take place at a location in an agreed city in the State of New York or such other place as the parties may jointly agree. The arbitrator shall render an award within forty-five (45) days from the conclusion of the arbitration.

          (f)    Enforcement of Arbitration Decisions.    The decision of the arbitrator will be final and binding and enforced with the same force and effect as a decree of a court having competent jurisdiction as provided under Section 11.1. For this purpose, should the losing party in any arbitration proceeding pursuant to this Section 11.2 refuse to abide by the decision of the arbitrator, the prevailing party may apply to any of the United States District Courts of New York or the New York State Supreme Court to compel enforcement of the arbitrator's award resulting from binding arbitration and each party hereto consents to the jurisdiction of each such court for this purpose. Each of the Company and the Guarantors shall expressly and irrevocably waive its sovereign immunity with respect to the entry of judgment on, and enforcement of, such award by such courts.

        SECTION 11.3    Service of Process.

          (a)    Designation of Service Recipients.    In any action or proceeding as to which the Company or a Guarantor has waived its sovereign immunity as set forth in Section 11.1, each of the Company and the Guarantors consents and agrees that process against it shall be effective if served:

            (1) on the Chairman of the Company's Board of Directors; and

            (2) by sending two (2) copies of the process by registered or certified mail to the Chief Executive Officer of the Company at the address set forth in Section 12.2.

          (b)    Appointment Irrevocable.    The Company and the Guarantors irrevocably appoint each of the persons in the foregoing clauses and their respective successors in said offices from time to time, as agent for service of process made in accordance herewith.

ARTICLE XII

MISCELLANEOUS

        SECTION 12.1    Trust Indenture Act Controls.    If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

        The provisions of TIA §§310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

        SECTION 12.2    Notices.    Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

        If to the Company or any Guarantor:

    Seneca Niagara Casino
    310 Fourth Street
    Niagara Falls, New York (Seneca Nation Territory) 14303

    Attention: Chief Executive Officer
    Fax Number: (716) 299-1200

        If to the Trustee, Registrar or Paying Agent:

    Wells Fargo Bank, National Association
    Sixth Street and Marquette Avenue
    Minneapolis, MN 55479
    Fax Number: (612) 667-9825

        Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

        The Company, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

        Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

        Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

        In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

        SECTION 12.3    Communications by Holders with Other Holders.    Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

        SECTION 12.4    Certificate and Opinion as to Conditions Precedent.    Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor shall furnish to the Trustee:

          (1) an Officers' Certificate (which shall include the statements set forth in Section 12.5 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.5 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

        SECTION 12.5    Statements Required in Certificate and Opinion.    Each certificate and opinion with respect to compliance by or on behalf of the Company or any Guarantor with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

        SECTION 12.6    Rules by Trustee and Agents.    The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

        SECTION 12.7    Business Days; Legal Holidays.    A "Business Day" or "business day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday or other day on which (i) commercial banks in the City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

        SECTION 12.8    Governing Law.    This Indenture, the Notes and the Guarantees will be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. The Company and the Trustee agree that the transactions under this Indenture, including the execution of this Indenture, the lending of money and the issuance of the Notes, occurred outside the Nation's reservation in the State of New York.

        SECTION 12.9    No Adverse Interpretation of Other Agreements.    This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

        SECTION 12.10    Successors.    All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

        SECTION 12.11    Multiple Counterparts.    The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

        SECTION 12.12    Table of Contents, Headings, etc.    The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

        SECTION 12.13    Separability.    Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 12.14    SNFGC.    Each of SNFGC and its Restricted Subsidiaries shall have no obligations or liabilities hereunder unless and until such Person becomes a Guarantor according to the terms hereof.

        IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

SENECA GAMING CORPORATION
By:	/s/ G. MICHAEL BROWN Name: G. Michael Brown Title: President and Chief Executive Officer
SENECA ERIE GAMING CORPORATION
By:	/s/ G. MICHAEL BROWN Name: G. Michael Brown Title: President and Chief Executive Officer
SENECA TERRITORY GAMING CORPORATION
By:	/s/ G. MICHAEL BROWN Name: G. Michael Brown Title: President and Chief Executive Officer
SENECA NIAGARA FALLS GAMING CORPORATION
By:	/s/ G. MICHAEL BROWN Name: G. Michael Brown Title: President and Chief Executive Officer
WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ MICHAEL T. LECHNER Name: Michael T. Lechner Title: Assistant Vice President

EXHIBIT A

CUSIP No.	$

SENECA GAMING CORPORATION

7 1/4% SENIOR NOTE DUE 2012

        SENECA GAMING CORPORATION (the "Company"), a tribally chartered corporation formed by the Nation, for value received, promises to pay to                         or registered assigns the principal sum of $                        DOLLARS on May 1, 2012.

        Interest Payment Dates: May 1 and November 1.

        Record Dates: April 15 and October 15.

        Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

SENECA GAMING CORPORATION
By:	Name: Title:

Certificate of Authentication

        This is one of the 7 1/4% Senior Notes Due 2012 referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	Name: Title:

Dated:

[FORM OF REVERSE OF NOTE]
SENECA GAMING CORPORATION
7 1/4% SENIOR NOTE DUE 2012

        1.    Interest.    SENECA GAMING CORPORATION (the "Company"), a tribally chartered corporation formed by the Nation, promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 7 1/4% per annum. Cash interest on the Notes will accrue at a rate of 7 1/4% per annum and will be payable semi-annually in arrears on each May 1 and November 1, commencing November 1, 2004. Cash interest will accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date to which interest has been paid, but excluding the date on which interest is paid. Interest will be computed on the basis of a 360 day year of twelve 30 day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 7 1/4% per annum.

        2.    Method of Payment.    The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on April 15 or October 15 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

        3.    Paying Agent and Registrar.    Initially, Wells Fargo Bank, National Association (the "Trustee") will act as a Paying Agent and Registrar.

        The Company may change any Paying Agent or Registrar without notice. Neither the Company nor any of its Affiliates may act as Paying Agent or Registrar.

        4.    Indenture.    The Company issued the Notes under an Indenture dated as of May 5, 2004 (as such may be amended from time to time, the "Indenture") among the Company, the Guarantors (as defined in the Indenture), SNFGC (as defined in the Indenture) and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in this Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

        5.    Optional Redemption.    (a) The Company, at its option, may redeem the Notes, in whole or in part, at any time on or after May 1, 2008 at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

Year	Redemption Price
2008	103.625%
2009	101.813%
2010 and thereafter	100.000%

        (b)   In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part.

        6.    Gaming Redemption.    Each Holder, by accepting a Note, will be deemed to have agreed that if both the New York Gaming Authority and the Seneca Gaming Authority determine, or if the New York Gaming Authority acting alone determines, and a Holder or beneficial owner of the Notes is notified, that:

          (1) the Holder or beneficial owner must obtain a license, qualification or finding of suitability under any applicable gaming law and the Holder or beneficial owner does not apply at its own cost or expense for that license, qualification or finding of suitability within 30 days, or any shorter period as may be required by such Gaming Authority; or

          (2) the Holder or beneficial owner will not be licensed, qualified or found suitable under an applicable gaming law, or any license, qualification or finding of suitability is not renewed upon its expiration or is revoked; or

          (3) the Holder or beneficial owner has been found to be unsuitable for licensing;

then the Company, at its option, may:

          (1) require that the Holder or beneficial owner dispose of the Holder's or beneficial owner's Notes within 30 days, or any earlier date as may be required by the Gaming Authority, after (A) the termination of the 30-day period described above for the Holder or beneficial owner to apply for a license, qualification or finding of suitability, or (B) the receipt of the notice from the Gaming Authority that the Holder or beneficial owner will not be licensed, qualified or found suitable; or

          (2) redeem the Holder's or beneficial owner's Notes at a price equal to the least of (A) 100% of the principal amount thereof, (B) the price at which the Holder or beneficial owner acquired the Notes (minus the amount of accrued and unpaid interest and Additional Interest, if any, at the time such Holder or beneficial owner acquired the Notes) and (C) the fair market value of the Notes, together with, in each case (other than clause (C)), accrued and unpaid interest, if any, thereon to the earlier of the date of redemption or such earlier date as may be required by the Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by the Gaming Authority.

        The Company will comply with the redemption procedures for the Notes as described in the Indenture unless otherwise required by a Gaming Authority.

        Immediately upon a determination that a Holder or beneficial owner will not be licensed, qualified or found suitable, or that such license, qualification or finding of suitability has been revoked or will not be renewed, (A) the Holder or beneficial owner will have no further rights (1) to exercise any right conferred by the Notes, directly or indirectly, through any trustee, nominee or any other Person or entity, or (2) to receive any interest or other distribution or payment with respect to the Notes or any remuneration in any form from the Company or any of the Guarantors for services rendered or otherwise, except the redemption price of the Notes and (B) until such Holder or beneficial owner has disposed of all of its Notes, such Notes shall be deemed not to be outstanding for purposes of approving amendments, supplements, waivers and similar matters under the Indenture.

        The Holder or beneficial owner of Notes applying for a license, qualification or a finding of suitability may be required to pay all costs of the licenses or investigation for this qualification or finding of suitability. The Company is not required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for any license, qualification or finding of suitability.

        7.    Notice of Redemption.    Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest (including Additional Interest) will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent for the Notes funds in satisfaction of the applicable redemption price pursuant to the Indenture.

        8.    Offers To Purchase.    The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

        9.    Registration Rights.    Pursuant to a Registration Rights Agreement among the Company, the Guarantors, SNFGC and the Initial Purchasers named therein (the "Registration Rights Agreement"), the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

        10.    Denominations, Transfer, Exchange.    The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

        11.    Persons Deemed Owners.    The registered Holder of this Note may be treated as the owner of this Note for all purposes.

        12.    Unclaimed Money.    If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

        13.    Amendment, Supplement, Waiver, Etc.    The Company, the Guarantors, SNFGC and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Guarantors, SNFGC and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

        14.    Restrictive Covenants.    The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends on, redeem or repurchase its Capital Stock, make certain investments, sell assets, create restrictions on the payment of dividends or other amounts to the Company from its Restricted Subsidiaries, enter into transactions with Affiliates, create liens and consolidate, merge or sell all or substantially all of the assets of the Company or any of its Restricted Subsidiaries and requires the Company to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.6 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

        15.    Successor Corporation.    When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation will, except as provided in Article V, be released from those obligations.

        16.    Defaults and Remedies.    Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(8) or (9) of the Indenture with respect to the Company or any of its Significant Subsidiaries that is a Guarantor) occurs and is continuing, then, and in each and every such case, either the Trustee, by notice in writing to the Company, or the Holders of not less than 25% of the aggregate principal amount of the Notes then outstanding, by notice in writing to the Company and the Trustee, may declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Notes; and upon any such declaration all such amounts upon such Notes shall become and be immediately due and payable, anything in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.1(8) or (9) of the Indenture occurs with respect to the Company or any of its Significant Subsidiaries that is a Guarantor, then the principal of and any accrued and unpaid interest on all of the Notes shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes or a default in the observance or performance of any of the obligations of the Company under Article V of the Indenture) if it determines that withholding notice is in their best interests.

        17.    Trustee Dealings with Company.    The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

        18.    No Recourse Against Others.    Neither the Nation nor any member of the Nation, council member, director, officer, employee, agent, representative, attorney, incorporator or stockholder of the Company, any Subsidiary or the Nation or holder of an Ownership Interest of the Company or any of its Subsidiaries, as such, will have any liability for any obligations of the Company or any of its Affiliates under the Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws. Other than as specifically set forth in the Indenture, nothing contained herein shall constitute a waiver of the sovereign immunity of either the Company or the Nation.

        19.    Discharge.    The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or

U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

        20.    Guarantees.    The Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

        21.    Authentication.    This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

        22.    Governing Law.    THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Trustee, the Company, the Guarantors and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

        23.    Abbreviations.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

    Seneca Niagara Casino
    310 Fourth Street
    Niagara Falls, New York (Seneca Nation Territory) 14303
    Attention: Chief Executive Officer

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.8 or Section 4.11 of the Indenture, check the appropriate box:

        [    ] Section 4.8                                         [    ] Section 4.11

        If you want to have only part of the Note purchased by the Company pursuant to Section 4.8 or Section 4.11 of the Indenture, state the amount you elect to have purchased:

$	(multiple of $1,000)
Date:
Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature Guaranteed

SIGNATURE GUARANTEE

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

[FORM OF LEGEND FOR 144A NOTES AND OTHER NOTES THAT ARE RESTRICTED NOTES]

        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. THE HOLDER HEREOF AGREES THAT IT WILL DELIVER TO EACH PERSON WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

[FORM OF ASSIGNMENT FOR 144A NOTES AND OTHER NOTES THAT ARE RESTRICTED NOTES]

        I or we assign and transfer this Note to:

(Insert assignee's social security or tax I.D. number)
(Print or type name, address and zip code of assignee)

and irrevocably appoint:

        Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

        [Check One]

        [    ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

        or

        [    ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

        If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:

SIGNATURE GUARANTEE

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

        TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

EXHIBIT C

[FORM OF LEGEND FOR REGULATION S NOTE]

        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS REGISTERED UNDER THE ACT OR EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT.

[FORM OF ASSIGNMENT FOR REGULATION S NOTE

(Insert assignee's social security or tax I.D. number)
(Print or type name, address and zip code of assignee)

and irrevocably appoint:

        Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

        [Check One]

        [    ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

        or

        [    ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

        If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

        The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

EXHIBIT D

[FORM OF LEGEND FOR GLOBAL NOTE]

        Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

        THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

        UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

D-1

EXHIBIT E

Form of Certificate To Be
Delivered in Connection with
Transfers to Non-QIB Accredited Investors

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
Minneapolis, MN 55479
Attention: Corporate Trust Administrator—Seneca Gaming Corp.

Ladies and Gentlemen:

        In connection with our proposed purchase of 7 1/4% Senior Notes Due 2012 (the "Notes") of Seneca Gaming Corporation (the "Company"), a tribally chartered corporation formed by the Seneca Nation of Indians of New York, we confirm that:

          1.     We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of May 5, 2004 relating to the Notes and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2.     We understand that the Notes have not been registered under the Securities Act or any other applicable securities laws, have not been and will not be qualified for sale under the securities laws of any non-U.S. jurisdiction and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any subsidiary thereof, (ii) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A), (iii) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if applicable) or (vi) pursuant to an effective registration statement, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          3.     We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4.     We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or their investment, as the case may be.

          5.     We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

E-1

          6.     We are not acquiring the Notes with a view toward the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

        You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [Name of Transferee]
	By:	Name: Title:
Date:

E-2

EXHIBIT F

Form of Certificate To Be
Delivered in Connection with
Transfers Pursuant to Regulation S

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
Minneapolis, MN 55479
Attention: Corporate Trust Administrator—Seneca Gaming Corp.

  Re:
  Seneca Gaming Corporation (the "Company"), a tribally chartered corporation formed by the Seneca Nation of Indians of New York
  7 1/4% Senior Notes Due 2012 (the "  Notes")

Dear Sirs:

        In connection with our proposed sale of $                        aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1)   the offer of the Notes was not made to a U.S. person or to a person in the United States;

          (2)   either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (3)   no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;

          (4)   the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5)   we have advised the transferee of the transfer restrictions applicable to the Notes.

        You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours, [Name of Transferor]
By:

F-1

EXHIBIT G

NOTATION OF GUARANTEE

        Each of the undersigned (the "Guarantors") has jointly and severally unconditionally guaranteed, to the extent set forth in the Indenture dated as of May 5, 2004 by and among Seneca Gaming Corporation, as issuer, the Guarantors, as guarantors, SNFGC, and Wells Fargo Bank, National Association, as Trustee (as amended, restated or supplemented from time to time, the "Indenture"), and, subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article X of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise; provided, however, that the Guarantees by SNFGC and its Restricted Subsidiaries shall not be effective until the repayment of the Existing Facility.

        The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Indenture are expressly set forth in Article X of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of such Guarantee. Each Holder of the Note to which this Notation of Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

[Signatures on Following Pages]

G-1

        IN WITNESS WHEREOF, each of the Guarantors has caused this Notation of Guarantee to be signed by a duly authorized officer.

SENECA ERIE GAMING CORPORATION
By:	Name: Title:
SENECA TERRITORY GAMING CORPORATION
By:	Name: Title:
SENECA NIAGARA FALLS GAMING CORPORATION
By:	Name: Title:

G-2

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CROSS-REFERENCE TABLE
TABLE OF CONTENTS
EXHIBITS
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE
ARTICLE II THE NOTES
ARTICLE III REDEMPTION
ARTICLE IV COVENANTS
ARTICLE V SUCCESSOR CORPORATION
ARTICLE VI DEFAULTS AND REMEDIES
ARTICLE VII TRUSTEE
ARTICLE VIII AMENDMENTS, SUPPLEMENTS AND WAIVERS
ARTICLE IX DISCHARGE OF INDENTURE; DEFEASANCE
ARTICLE X GUARANTEE OF NOTES
ARTICLE XI LIMITED WAIVER OF SOVEREIGN IMMUNITY; SPECIFIC CONSENT TO JURISDICTION; EXHAUSTION OF TRIBAL REMEDIES; DISPUTE RESOLUTION
ARTICLE XII MISCELLANEOUS
Certificate of Authentication
[FORM OF LEGEND FOR 144A NOTES AND OTHER NOTES THAT ARE RESTRICTED NOTES]
SIGNATURE GUARANTEE
[FORM OF LEGEND FOR REGULATION S NOTE]
[FORM OF ASSIGNMENT FOR REGULATION S NOTE
SIGNATURE GUARANTEE
TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED
[FORM OF LEGEND FOR GLOBAL NOTE]
NOTATION OF GUARANTEE